CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Equity Units Stock Purchase Contracts Common Stock, par value $0.01 per share Subordinated Debt Securities	$2,500,000,000	$290,500

(1)	Represents an aggregate amount of $1,250,000,000 of the Equity Units offered hereby and an aggregate amount of $1,250,000,000 of the Common Stock for which consideration will be received upon settlement of the purchase contracts.

(2)	Calculated pursuant to Rules 457(i), 457(o) and 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-200749

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 29, 2015

Anthem, Inc.

23,500,000 Equity Units

(Initially Consisting of 23,500,000 Corporate Units)

This is an offering of Equity Units (“Equity Units”) by Anthem, Inc. (“Anthem”). Each Equity Unit will have a stated amount of $50 and initially will be in the form of a Corporate Unit (“Corporate Unit”) consisting of a purchase contract issued by Anthem to purchase shares of our common stock and a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of Anthem’s 1.90% remarketable subordinated notes due 2028, which we refer to as the RSNs.

We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “ANTX” but there is no guarantee that such listing will be approved. Prior to this offering, there has been no public market for the Corporate Units.

Shares of our common stock trade on the New York Stock Exchange under the symbol “ANTM.” On May 6, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $159.85 per share.

Investing in the Equity Units involves risks. Please read “Risk Factors” beginning on page S-26 of this prospectus supplement.

	Public offering price	Underwriting discounts and commissions	Proceeds, before expenses, to us
Per Corporate Unit	$50.00	$0.85	$49.15
Total	$1,175,000,000	$19,975,000	$1,155,025,000

We have granted the underwriters the option to purchase from us, within the 13-day period beginning on, and including, the initial closing date for this offering, up to an additional 1,500,000 Corporate Units at the public offering price per Corporate Unit less the underwriting discounts and commissions, solely to cover over-allotments.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only through The Depository Trust Company on or about May 12, 2015.

Joint Book-Running Managers

Credit Suisse	BofA Merrill Lynch

Senior Co-Managers

Barclays	Citigroup	Deutsche Bank Securities	Goldman, Sachs & Co.	JPMorgan	Fifth Third Securities

Morgan Stanley	SunTrust Robinson Humphrey	UBS Investment Bank	US Bancorp	Wells Fargo Securities

Junior Co-Managers

Huntington Investment Company	Mizuho Securities	MUFG	PNC Capital Markets LLC	SMBC Nikko

The date of this prospectus supplement is May 6, 2015.

(continued from cover)

•	The purchase contract will obligate you to purchase from Anthem, on May 1, 2018 (or if such day is not a business day, on the following business day), for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments as described herein:

•	if the applicable market value, which is the average volume-weighted average price of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day prior to May 1, 2018, subject to adjustment as described herein if a market disruption event occurs, equals or exceeds $207.805, 0.2406 shares of our common stock;

•	if the applicable market value is less than $207.805 but greater than $143.865, a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•	if the applicable market value is less than or equal to $143.865, 0.3475 shares of our common stock.

•	Anthem will pay you quarterly contract adjustment payments at a rate of 3.35% per year on the stated amount of $50 per Equity Unit, or $1.675 per year, in respect of each purchase contract, subject to our right to defer these payments, as described in this prospectus supplement. No deferral period will extend beyond the purchase contract settlement date. The contract adjustment payments are payable quarterly on February 1, May 1, August 1 and November 1 of each year (except that if such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing on August 1, 2015. The contract adjustment payments will be subordinated to all of our existing and future “Senior Debt” (as defined under “Description of the Remarketable Subordinated Notes—Subordination”), and will be structurally subordinated to all liabilities of our subsidiaries.

•	The RSNs will initially bear interest at a rate of 1.90% per year. The RSNs will be subordinated to all of Anthem’s existing and future “Senior Debt” (as defined under “Description of the Remarketable Subordinated Notes—Subordination”). In addition, the RSNs will be structurally subordinated to all liabilities of our subsidiaries.

•	We will have the right to defer interest payments on the RSNs one or more times for one or more consecutive interest periods without giving rise to an event of default; provided that no deferral period will extend beyond the purchase contract settlement date or the maturity date. The RSNs will be remarketed in 2018 as described in this prospectus supplement. Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.”

•	Your ownership interest in the RSNs (or after a successful optional remarketing, your related ownership interest in the Treasury portfolio or, in certain circumstances, cash) or the Treasury securities, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•	Other than during a blackout period (as defined under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for an RSN”) or after a successful remarketing of the RSNs, you can create Treasury Units (“Treasury Units”) from Corporate Units by substituting Treasury securities for your pledged ownership interest in the RSNs comprising a part of the Corporate Units. You can also recreate Corporate Units from Treasury Units by substituting an undivided beneficial ownership interest in the RSNs for the Treasury securities previously pledged and comprising a part of your Treasury Units.

•	If there is a successful optional remarketing of the RSNs and, at such time, you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing (or, in certain circumstances, cash) will be used to satisfy your payment obligation under the purchase contract. If there is a successful final remarketing of the RSNs and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligation under the purchase contract, unless you have elected to settle with separate cash.

Prospectus Supplement

Prospectus

In this prospectus supplement, “we,” “us,” “our,” and “Anthem” refer to Anthem, Inc. or Anthem, Inc. and its direct and indirect subsidiaries, as the context requires.

S-i

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s),” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed under “Risk Factors” in this prospectus supplement and those identified in our public filings with the U.S. Securities and Exchange Commission, or SEC; increased government participation in, or regulation or taxation of health benefits and managed care operations, including, but not limited to, the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, or Health Care Reform; trends in health care costs and utilization rates; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; our participation in the federal and state health insurance exchanges under Health Care Reform, which have experienced and continue to experience challenges due to implementation of initial and phased-in provisions of Health Care Reform, and which entail uncertainties associated with the mix and volume of business, particularly in our individual and small group markets, that could negatively impact the adequacy of our premium rates and which may not be sufficiently offset by the risk apportionment provisions of Health Care Reform; our ability to contract with providers consistent with past practice; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon and funding risks with respect to revenue received from participation therein; a downgrade in our financial strength ratings; litigation and investigations targeted at our industry and our ability to resolve litigation and investigations within estimates; medical malpractice or professional liability claims or other risks related to health care services provided by our subsidiaries; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties, our inability to meet customer demands, and sanctions imposed by governmental entities, including the Centers for Medicare and Medicaid Services; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems and e-business organization and to maintain good relationships with third party vendors for information system resources; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member sensitive or confidential information; changes in the economic and market conditions, as well as regulations that may negatively affect our investment portfolios and liquidity; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative effect from our substantial amount of outstanding indebtedness; general risks associated with mergers and acquisitions; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; future public health epidemics and catastrophes; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in our SEC reports.

S-ii

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us. We have not, and the underwriters have not, authorized any other person to provide you with different information. We and the underwriters do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference into this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since then.

S-iii

SUMMARY

The following summary may not contain all of the information that may be important to you. You should read the entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

We are one of the largest health benefits companies in terms of medical membership in the United States, serving 38.5 million medical members through our affiliated health plans as of March 31, 2015. We are an independent licensee of the Blue Cross and Blue Shield Association, or BCBSA, an association of independent health benefit plans. We serve our members as the Blue Cross licensee for California and as the Blue Cross and Blue Shield, or BCBS, licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as BCBS in 10 New York City metropolitan and surrounding counties, and as Blue Cross or BCBS in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.) and Wisconsin. In a majority of these service areas we do business as Anthem Blue Cross, Anthem Blue Cross and Blue Shield, Blue Cross and Blue Shield of Georgia, and Empire Blue Cross Blue Shield, or Empire Blue Cross (in our New York service areas). We also conduct business through arrangements with other BCBS licensees in the states of South Carolina and Texas. We conduct business through our AMERIGROUP Corporation, or Amerigroup, subsidiary, in Florida, Georgia, Kansas, Louisiana, Maryland, Nevada, New Jersey, New Mexico, New York, Tennessee, Texas and Washington. We also conduct business through our recently acquired Simply Healthcare Holdings, Inc. subsidiary in Florida. We also serve customers throughout the country as HealthLink, UniCare (including a non-risk arrangement with the state of Massachusetts), and in certain Arizona, California, Nevada, New York and Virginia markets through our CareMore Health Group, Inc., or CareMore, subsidiary. We are licensed to conduct insurance operations in all 50 states through our subsidiaries.

Anthem is incorporated under the laws of the State of Indiana. Our principal executive offices are located at 120 Monument Circle, Indianapolis, Indiana 46204 and our telephone number is (317) 488-6000. We maintain a website at www.antheminc.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

If you would like to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

The Offering

In this offering summary, “Anthem,” “we,” “us,” “our” and the “Company” refer only to Anthem, Inc. and any successor obligor, and not to any of its subsidiaries.

What are Equity Units?

Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 23,500,000 Corporate Units (or 25,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units that you own as described below under “How can I create Treasury Units from Corporate Units?” You can also recreate Corporate Units from Treasury Units that you own as described below under “How can I recreate Corporate Units from Treasury Units?”

What are the components of a Corporate Unit?

Each Corporate Unit initially consists of a contract to purchase Anthem’s common stock in the future and a 1/20, or 5%, undivided beneficial ownership interest in $1,000 principal amount of Anthem’s 1.90% remarketable subordinated notes due 2028 (the “RSNs”). The undivided beneficial ownership interest in the RSNs corresponds to $50 principal amount of the RSNs. Initially, the RSNs will be issued in minimum denominations of $1,000 and integral multiples of $1,000. You will own the undivided beneficial ownership interest in the RSNs comprising part of each of your Corporate Units, but the RSNs will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

Upon a successful optional remarketing (as defined under “What is an optional remarketing?”), the RSNs comprising part of the Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury portfolio?” Once replaced, the applicable ownership interest in the Treasury portfolio will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract, whether part of a Corporate Unit or Treasury Unit, that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on May 1, 2018, or if such day is not a business day, the following business day (which we refer to as the “purchase contract settlement date”), for $50 in cash, a number of shares of our common stock equal to the “settlement rate.” You may satisfy your obligation to purchase our common stock under the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.

The settlement rate will be calculated (subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) as follows:

•	if the applicable market value (as defined below) of our common stock is equal to or greater than the “threshold appreciation price” of $207.805, the settlement rate will be 0.2406 shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”);

•	if the applicable market value of our common stock is less than the threshold appreciation price but greater than the “floor price” of $143.865 (which is 90% of the closing price of our common stock on the New York Stock Exchange on the day the Equity Units are priced), the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•	if the applicable market value of our common stock is less than or equal to the floor price, the settlement rate will be 0.3475 shares of our common stock (we refer to this settlement rate as the “maximum settlement rate”).

“Applicable market value” means the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “ANTM <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts—Purchase of Common Stock.” The threshold appreciation price, is $207.805 and represents appreciation of 30% over the closing price of our common stock on the New York Stock Exchange on the day the Equity Units are priced. The floor price is $143.865 and is 90% of the closing price of our common stock on the New York Stock Exchange on the day the Equity Units are priced.

If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price, as defined in “Description of the Purchase Contracts—Purchase of Common Stock,” as of such date.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to the percentage of a whole share represented by such fractional share, multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an early settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Our articles of incorporation restrict the beneficial ownership of our capital stock in excess of specific ownership limits. The ownership limits restrict beneficial ownership of our voting capital stock to less than 10% for institutional investors and less than 5% for non-institutional investors, both as defined in our articles of incorporation. Additionally, no person may beneficially own shares of our common stock representing a 20% or more ownership interest in us. Any settlement of a purchase contract that would result in any person beneficially owning shares of our capital stock in excess of any ownership limit will result in the intended transferee acquiring no rights in the shares exceeding such ownership limit (with certain exceptions) and the person’s excess shares will be deemed transferred to an escrow agent to be held until the shares are transferred to a person whose ownership of the shares will not violate the ownership limit. Holders of the Equity Units will be deemed to be a beneficial owner of a number of shares of common stock per purchase contract equal to the minimum settlement rate. See “Risk Factors—Indiana law, other applicable laws, our articles of incorporation and bylaws, and provisions of our BCBSA license agreements may prevent or discourage takeovers and business combinations that our shareholders might consider in their best interest, which could reduce the market price of our common stock and the value of the Equity Units.”

Can I settle the purchase contract early?

Prior to the purchase contract settlement date, subject to certain blackout periods (as defined below), you can settle a purchase contract by paying $50 in cash per Corporate Unit or Treasury Unit (and, under certain circumstances, accrued and unpaid contract adjustment payments payable on the next contract adjustment payment date). If you settle a purchase contract early, your pledged ownership interest in the RSNs, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying the relevant Treasury Unit will be released to you and the minimum settlement rate of 0.2406 shares of our common stock, subject to adjustments, will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts—Anti-dilution Adjustments”), subject to the provisions described below under “What happens if there is early settlement upon a fundamental change?” with respect to early settlements upon a fundamental change. You may only elect early settlement in integral multiples of 20 Corporate Units or 20 Treasury Units; provided that if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 80,000 Corporate Units. See “Description of the Purchase Contracts—Early Settlement.”

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in effect and an available prospectus covering any securities deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and to provide a prospectus in connection therewith, covering any securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions. In the event that you seek to exercise your early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, your exercise of such right will be void unless and until such a registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

The term “blackout period” means the period (1) if we elect to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the optional remarketing period until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.

What is the Treasury portfolio?

Upon a successful optional remarketing, the RSNs will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the RSNs underlying the undivided beneficial ownership interests in the RSNs included in the Corporate Units on the optional remarketing date; and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the RSNs underlying the undivided beneficial ownership interests in the RSNs included in the Corporate Units on the optional remarketing date.

If, on the optional remarketing date, U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio have a yield that is less than zero, then the cash proceeds from the remarketing (and not the U.S. Treasury securities) will be substituted for the RSNs that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts. In addition, in such case, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

What is a Treasury Unit?

A Treasury Unit is a unit created from a Corporate Unit by substituting the pledged undivided beneficial ownership interest in the RSNs that secure a holder’s obligation under the purchase contract with a sufficient amount of Treasury securities. A Treasury Unit consists of a purchase contract and a 1/20, or 5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on April 30, 2018 (for example, CUSIP No. 912820YC5), which we refer to as a “Treasury security.” The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Each holder of Corporate Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to substitute Treasury securities which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder) for the related undivided beneficial ownership interest in RSNs held by the collateral agent. The Treasury securities must have an aggregate principal amount at maturity equal to the aggregate principal amount of the RSNs underlying such holder’s Corporate Units. Because Treasury securities and the RSNs are issued in minimum denominations of $1,000, holders of Corporate Units may only make these substitutions in integral multiples of 20 Corporate Units. Each of these substitutions will create Treasury Units, and the RSNs underlying the holder’s Corporate Units will be released upon substitution to the holder and will be tradable separately from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Each holder of Treasury Units will have the right, at any time prior to a successful remarketing and other than during a blackout period, to recreate Corporate Units, by substituting for the related Treasury securities held by the collateral agent RSNs having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the RSNs are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be tradable separately from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Corporate Units will be entitled to receive:

•	quarterly cash payments consisting of their pro rata share of interest payments on the RSNs, at the rate of 1.90% per year, and

•	quarterly contract adjustment payments at the rate of 3.35% per year on the stated amount of $50 per Corporate Unit until the earliest of the occurrence of:

•	a termination event,

•	the purchase contract settlement date;

•	the fundamental change early settlement date (in the case of early settlement upon a fundamental change); or

•	the most recent contract adjustment payment date on or before any early settlement with respect to the related purchase contracts (in the case of early settlement other than upon a fundamental change).

Our obligations with respect to the RSNs and the contract adjustment payments will be subordinate and junior in right of payment to our obligations under any of our Senior Debt (as defined under “Description of the Remarketable Subordinated Notes—Subordination”).

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments from us at the rate of 3.35% per year on the stated amount of $50 per Treasury Unit. There will be no interest payments in respect of the interest in Treasury securities that is a component of the Treasury Units. To the extent that such holders of Treasury Units continue to hold the RSNs that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate RSNs, subject to our right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.

Are payments subject to deferral?

We have the right to defer all or part of the contract adjustment payments but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 5.25% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation ranks on parity with, or junior to, the contract adjustment payments, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments, in each case, subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”

In addition, prior to any successful remarketing of the RSNs, we may elect at one or more times to defer payment of interest on the RSNs for one or more consecutive interest periods; provided that no deferral period may extend beyond the purchase contract settlement date or the maturity date. We may pay any deferred interest on any scheduled interest payment date occurring on or prior to the earlier of:

(a)	the purchase contract settlement date, in the case of a deferral period beginning prior to the purchase contract settlement date or

(b)	the maturity date, in the case of a deferral period beginning after the purchase contract settlement date.

Deferred interest on the RSNs will bear interest at the interest rate applicable to the RSNs, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid. In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the RSNs (whether or not the RSNs were remarketed in the remarketing) on the purchase contract settlement date in cash.

In the event there is any deferred interest outstanding, we may not elect to conduct an optional remarketing.

In the event that we exercise our option to defer the payment of interest, then until the deferred interest payments (including compounded interest thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation rank on parity with, or junior to, the RSNs, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the RSNs, in each case, subject to the exceptions set forth under “Description of the Remarketable Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances.”

In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

What are the payment dates for the Corporate Units and Treasury Units?

Subject to any deferral as described under “Are payments subject to deferral?” above, the payments described above in respect of the Equity Units will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, interest and contract adjustment payments will be payable on the following business day, without adjustment for such delay), commencing August 1, 2015. We will make these payments to the person in whose name the Equity Unit is registered on the close of business on the record date, subject to certain exceptions described herein. The “record date” means the 15th day of the calendar month immediately preceding the month in which the relevant payment date falls (whether or not a business day).

What is a remarketing?

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the RSNs that are a part of Corporate Units (except, with respect to a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs which were formerly part of Corporate Units but are now held by a holder as a separate security (the “separate RSNs”) whose holders have elected to participate in the remarketing will be remarketed as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under “What is a final remarketing?”

Following any successful remarketing of the RSNs and without the consent of any holders of RSNs:

•	the interest rate on the RSNs may be reset as described below and under “When will the interest rate on the RSNs be reset and what is the reset rate?” below;

•	interest will be payable on the RSNs semi-annually on May 1 and November 1 of each year;

•	the RSNs will cease to be redeemable at our option, and the provisions described under “Description of the Remarketable Subordinated Notes—Redemption at Our Option” and “—Redemption Procedures” will no longer apply to the RSNs; and

•	we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments” will no longer apply to the RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.

In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “What is an optional remarketing?” and “What is a final remarketing?” The interest deferral provisions of the RSNs will not apply after a successful remarketing.

During the applicable blackout period relating to a remarketing:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We have agreed to enter into a remarketing agreement with one or more remarketing agents, which we refer to as the remarketing agent, no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period. We will separately pay a fee to the remarketing agent for its services. The holders of the RSNs included in any remarketing will not be responsible for such fee.

What is an optional remarketing?

Unless a termination event has occurred, we may elect, at our option, to remarket the RSNs over a period selected by us that begins on or after January 30, 2018 (the second business day immediately preceding the interest payment date prior to the purchase contract settlement date) and ends any time on or before April 12, 2018 (the eighth calendar day prior to the beginning of the final remarketing period). In any optional remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units and any separate RSNs whose holders have elected to participate in the optional remarketing will be remarketed. We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs that results in proceeds of at least 100% of the aggregate of the price of the Treasury portfolio described above under “What is the Treasury portfolio?”, which we refer to as the “Treasury portfolio purchase price,” and the separate RSNs purchase price as defined under “Description of the Remarketable Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.” We will request that The Depository Trust Company, or DTC, which we refer to as the “depository,” notify its participants holding Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing no later than five business days prior to the first day of the optional remarketing period.

We may not elect to conduct an optional remarketing if we are then deferring interest on the RSNs.

An optional remarketing will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.

Following a successful optional remarketing, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described in the following paragraph, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units on the optional remarketing settlement date. The portion of the proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate RSNs.

Following a successful optional remarketing, each Corporate Unit holder’s applicable ownership interest in the Treasury portfolio or cash will be substituted for the holder’s undivided beneficial ownership interest in the RSNs as a component of the Corporate Units, and the portion of the Treasury portfolio described in the first bullet under “What is the Treasury portfolio?” or such cash will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract and the proceeds from the portion of the Treasury portfolio described in the second bullet under “What is the Treasury portfolio?”, which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the RSNs that were components of the Corporate Units at the time of the remarketing, will be paid on the purchase contract settlement date to the Corporate Unit holders.

If we elect to conduct an optional remarketing and that remarketing is successful:

•	settlement with respect to the remarketed RSNs will occur on the third business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•	the interest rate on the RSNs will be reset by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date;

•	the other modifications to the terms of the RSNs, as described under “What is a remarketing?” above will become effective;

•	after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio or cash, as described above; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period, as described under “What is a final remarketing?” below.

At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any remarketing in our sole and absolute discretion.

What is a final remarketing?

Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the RSNs during the five business day period ending on, and including, April 26, 2018 (the third business day immediately preceding the purchase contract settlement date). We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final remarketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units (except where the holder thereof has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs that results in proceeds of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing. We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.

Upon a successful final remarketing, settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date. On the final remarketing date, if applicable, the interest rate on the RSNs will be reset by the remarketing agent in consultation with us, and will become effective on the purchase contract settlement date.

Following a successful final remarketing, the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs. Proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the separate RSNs that were remarketed.

What happens if the RSNs are not successfully remarketed?

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price at least equal to 100% of the aggregate principal amount of RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to us for an amount equal to the principal amount of their RSNs. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the RSNs underlying the Corporate Units unless, prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash, and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put price against the holder’s obligations to us under the related purchase contracts, thereby satisfying the holder’s obligations in full, and the RSNs underlying such Corporate Units will be delivered to us and cancelled.

Do I have to participate in the remarketing?

No. You may elect not to participate in any remarketing and to retain the RSNs underlying the undivided beneficial ownership interests in RSNs comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period, (2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of your intention to settle your obligation under the related purchase contracts on the purchase contract settlement date in cash, and delivering such cash payment required under the purchase contracts to the securities intermediary on or prior to 4:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 20 Corporate Units. See “Description of the Purchase Contracts—Notice to Settle with Cash.”

Which provisions will govern the RSNs following the remarketing?

The remarketed RSNs will be governed by the indenture under which they were issued as part of the Corporate Units. However, following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable semi-annually and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “What is a remarketing?” above.

If I am holding separate RSNs, can I still participate in a remarketing of the RSNs?

Yes. If you hold separate RSNs, you may elect to have your RSNs remarketed by the remarketing agent along with the RSNs underlying the Corporate Units as described under “Description of the Remarketable Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units at any time prior to the remarketing, other than during a blackout period.

How can I satisfy my obligation under the purchase contracts?

You may satisfy your obligation under the purchase contracts as follows:

•	on an early settlement date as described under “Can I settle the purchase contract early?” above and under “What happens if there is early settlement upon a fundamental change?” below;

•	on the purchase contract settlement date if you own Corporate Units:

•	through the automatic application of the portion of the proceeds of a successful remarketing during the final remarketing period equal to the principal amount of the RSNs underlying the Corporate Units, as described under “What is a final remarketing?” above; or

•	in the case of a successful optional remarketing, through the automatic application of the portion of the proceeds from the Treasury portfolio or cash equal to the principal amount of the RSNs if the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, as described under “What is an optional remarketing?” above; or

•	through cash settlement as described under “Do I have to participate in the remarketing?” above or through exercise of the put right or cash settlement as described under “What happens if the RSNs are not successfully remarketed?” above; or

•	on the purchase contract settlement date if you own Treasury Units through the automatic application of the proceeds of the interest in Treasury securities.

In addition, the purchase contract and pledge agreement that governs the Equity Units provides that your obligation under the purchase contract will be terminated without any further action or notice upon the occurrence of a termination event, as defined under “Description of the Purchase Contracts—Termination.”

If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date; provided that, under certain circumstances, you will be required to pay all contract adjustment payments payable on the contract adjustment payment date next succeeding the early settlement date to us in order to exercise the early settlement right. If you settle a purchase contract early pursuant to your fundamental change early settlement right, you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay accrued and unpaid contract adjustment payments to the holder of the purchase contract as of such record date.

If the purchase contracts are terminated as a result of a termination event, you will not have any right to receive accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon). See “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Termination.”

What interest payments will I receive on the RSNs or on the undivided beneficial ownership interests in the RSNs?

Subject to any deferral as described in “Are payments subject to deferral?” above, the RSNs will bear interest at the rate of 1.90% per year from the original issuance date to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2015 (except that if any such date is not a business day, interest will be payable on the following business day, without adjustment for such delay). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on each RSN will be payable at the relevant reset rate (as defined under “When will the interest rate on the RSNs be reset and what is the reset rate?”), or if the interest rate has not been reset, at the initial interest rate of 1.90% per year. If a remarketing is successful, interest on the RSNs thereafter will be payable semi-annually on May 1 and November 1 of each year. See “What is a remarketing?” above.

When will the interest rate on the RSNs be reset and what is the reset rate?

The interest rate on the RSNs may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?” The “reset rate” will be the interest rate determined by the remarketing agent, in consultation with us, as the rate the RSNs should bear in order for the remarketing agent to remarket the RSNs on the remarketing date for a price of at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of the RSNs being offered in the remarketing, in the case of a final remarketing. In any case, the reset rate may be higher or lower than the initial interest rate on the RSNs depending on the results of the remarketing and market conditions at that time. The interest rate on the RSNs will not be reset if there is not a successful remarketing and the RSNs will continue to bear interest at the initial interest rate. The reset rate will not exceed the maximum rate permitted by applicable law.

When may the RSNs be redeemed?

We may redeem the RSNs at our option only if there has been a failed final remarketing. In that event, any RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after May 1, 2020 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date.

What happens if there is early settlement upon a fundamental change?

If we are involved in a transaction that constitutes a fundamental change (as defined below) prior to the 20th business day preceding the purchase contract settlement date, you will have the right, other than during a blackout period and subject to certain conditions, to accelerate and settle a purchase contract early at the settlement rate determined as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares, or the “make-whole shares,” so long as at such time, if required under the U.S. federal securities laws, there is in effect a registration statement covering any securities to be issued and delivered in connection with such fundamental change early settlement. We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” means (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our or their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the total voting power of all shares of our capital stock that are entitled to vote generally in the election of directors; (2) (A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries; (3) our common stock ceases to be listed or quoted on at least one of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or (4) our shareholders approve our liquidation, dissolution or termination.

We will provide each of the holders of Equity Units with a notice of the completion of a fundamental change within 10 business days after the effective date of such fundamental change. The notice will specify (1) a date (subject to postponement, as described below, the “fundamental change early settlement date”), which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of the notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock (or cash, securities and/or other consideration, if applicable) to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, (3) the applicable settlement rate and number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and/or other consideration receivable upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right with respect to any purchase contracts, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, during the period beginning on the date we deliver notice to holders that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the third business day before the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), payment of $50 for each purchase contract being settled in immediately available funds.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above, plus the number of make-whole shares (or exchange property units, if applicable) determined by reference to the table set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. The RSNs or applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, will be released from the pledge under the purchase contract and pledge agreement and delivered to you on the fundamental change early settlement date. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement, subject to certain exceptions. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the fourth business day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third business day following the end of the fundamental change exercise period. If, but for the proviso contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant “stock price.”

Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 80,000 Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

What is the ranking of the RSNs?

The RSNs will be subordinated to all our existing and future Senior Debt (as defined under “Description of the Remarketable Subordinated Notes—Subordination”). The RSNs will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. See “Description of the Remarketable Subordinated Notes—Subordination.”

How will the RSNs be evidenced?

The RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.

In a few special situations described in “Description of the Remarketable Subordinated Notes—Book Entry Issuance—The Depository Trust Company,” a book-entry security representing the RSNs will terminate and interests in it will be exchanged for physical certificates representing the RSNs.

What are the U.S. federal income tax consequences related to the Equity Units and RSNs?

Although the Internal Revenue Service (the “IRS”) has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for U.S. federal income tax purposes.

Based on the Revenue Ruling discussed above, although the matter is not free from doubt, a beneficial owner of Equity Units will be treated for U.S. federal income tax purposes as separately owning (i) the purchase contract and (ii) the undivided beneficial ownership interests in the RSNs, the Treasury portfolio or the Treasury securities constituting the Equity Unit, as applicable. Assuming an Equity Unit is treated as consisting of two components, the RSNs will be treated as indebtedness for all U.S. tax purposes. By purchasing the Equity Units, you will be deemed to have agreed to treat the Equity Units in that manner for all U.S. federal income tax purposes. In addition, you must allocate the purchase price of the Corporate Units between the RSNs and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the RSNs and the purchase contract. With respect to each Corporate Unit purchased in the offering, you will be deemed to have agreed to allocate $50 to the undivided beneficial ownership interest in the RSNs and $0 to the purchase contract.

We intend to treat the RSNs as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds.” Under this treatment, you will be required to take into account interest payments on the RSNs at the time they are paid or accrued in accordance with your regular method of accounting for tax purposes. However, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the U.S. federal income tax treatment of the RSNs is unclear. Under possible alternative characterizations of the RSNs, you may be required to accrue interest income in amounts that exceed the stated interest on the RSNs and/or treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN. See “Material United States Federal Income Tax Consequences—U.S. Holders—The RSNs—Treatment of the RSNs.”

If the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as a result of a successful optional remarketing, a beneficial owner of Corporate Units generally will be required to include in gross income its allocable share of any interest payments made with respect to such owner’s applicable ownership interest in the Treasury portfolio, and, if appropriate, “original issue discount” or acquisition discount (as described under “Material United States Federal Income Tax Consequences”) on the applicable ownership interest in the Treasury portfolio.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material United States Federal Income Tax Consequences”) as payments generally subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax.

For a more comprehensive discussion of the U.S. federal income tax consequences of an investment in the Equity Units, please see “Material United States Federal Income Tax Consequences.” Prospective investors in Equity Units should consult their tax advisors regarding the particular tax consequences to them of the purchase, ownership and disposition of Equity Units (including the application and effects of any state, local, or foreign and other tax laws).

Are there limitations on the purchase, holding or disposition of the Corporate Units with assets of, or on behalf of, an employee benefit plan?

Yes. The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and similar federal, state, local and foreign laws that are substantively similar or are of similar effect (“Similar Law”) impose restrictions on the purchase, holding and disposition of Corporate Units (and the securities underlying the Corporate Units) by employee benefit plans that are subject to those laws. Corporate Units (and the securities underlying the Corporate Units) may be purchased with assets of, or on behalf of, an employee benefit plan subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code and/or Similar Law. An investing fiduciary that proposes to cause an employee benefit plan, or to act on behalf of an employee benefit plan, to purchase Corporate Units (and the securities underlying the Corporate Units) should consult its own counsel regarding the potential applicability of ERISA, the Code and/or Similar Law to such investment, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and should determine on its own whether all conditions of such exemption or exemptions have been satisfied. See “ERISA Considerations.”

What are the uses of proceeds from the offering?

We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $1,151.4 million (approximately $1,225.1 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the repurchase of a portion of our 2.750% Senior Convertible Debentures due 2042.

We currently intend to use the proceeds from the settlement of the purchase contracts for general corporate purposes, including, but not limited to, the repayment of short- and/or long-term debt. We do not intend to use such proceeds to repurchase shares of our common stock.

What are the risks relating to the Equity Units?

See “Risk Factors” and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying base prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 before you make an investment decision pursuant to this prospectus supplement and the accompanying base prospectus.

The Offering—Explanatory Diagrams

The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in RSNs, Corporate Units and Treasury Units.

Corporate Units

A Corporate Unit consists of two components as described below:

(1)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments” below.
(2)	Each owner of an undivided beneficial ownership interest in RSNs will be entitled to 1/20, or 5%, of each interest payment paid in respect of a $1,000 principal amount RSN.
(3)	Interest payments may be deferred as described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments” below. In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.
(4)	RSNs will be issued in minimum denominations of $1,000, except in limited circumstances following a termination event. Each undivided beneficial ownership interest in RSNs represents a 1/20, or 5%, undivided beneficial ownership interest in an RSN having a principal amount of $1,000.

The holder of a Corporate Unit owns the 1/20, or 5%, undivided beneficial ownership interest in an RSN having a principal amount of $1,000 that forms a part of the Corporate Unit, but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract.

If the Treasury portfolio has replaced the RSNs as a result of a successful optional remarketing, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the RSNs as a component of the Corporate Unit.

Treasury Units

A Treasury Unit consists of two components as described below:(1)

(1)	Treasury Units may only be created in integral multiples of 20 Corporate Units. As a result, the creation of 20 Treasury Units will release $1,000 principal amount of the RSNs held by the collateral agent. During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.
(2)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments” below.

The holder of a Treasury Unit owns the 1/20, or 5%, undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit, but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

Purchase Contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, the purchase contracts require us to make contract adjustment payments as shown in the diagrams on the preceding pages.

Applicable Market Value(6)	Applicable Market Value(6)

(1)	The “floor price” is $143.865 and is 90% of the closing price of our common stock on the New York Stock Exchange on the day the Equity Units are priced.
(2)	The “threshold appreciation price” is $207.805 and represents appreciation of 30% over the closing price of our common stock on the New York Stock Exchange on the day the Equity Units are priced.
(3)	If the applicable market value of our common stock is less than or equal to the floor price of $143.865, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be the “maximum settlement rate” of 0.3475 shares of our common stock (subject to adjustment).
(4)	If the applicable market value of our common stock is greater than the floor price and less than the threshold appreciation price of $207.805, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value, rounded to the nearest ten thousandth of a share (subject to adjustment).
(5)	If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be the “minimum settlement rate” of 0.2406 shares of our common stock (subject to adjustment).
(6)	The “applicable market value” means the average VWAP of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs).

The RSNs

The RSNs have the terms described below:

(1)	Interest payments may be deferred as described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments” and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Remarketable Subordinated Notes—Remarketing.” In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.
(2)	Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis, and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.”

Transforming Corporate Units into Treasury Units and RSNs

(1)	Each holder will own a 1/20, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, an RSN having a principal amount of $1,000.
(2)	RSNs will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances following a termination event. Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis, and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.”
(3)	Interest payments may be deferred as described in this prospectus supplement and interest payment dates will be adjusted in a successful remarketing as described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments.” In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.
(4)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Remarketing.”

The diagram above describes each of a Corporate Unit, a Treasury Unit and a separate RSN.

•	Because the RSNs and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

•	To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components—20 purchase contracts and an RSN having a principal amount of $1,000—and then combines the purchase contracts with a Treasury security having a principal amount at maturity of $1,000 that matures on April 30, 2018.

•	The RSN, which is no longer a component of Corporate Units, is released from the pledge under the purchase contract and pledge agreement and delivered to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the 20 Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

•	During a blackout period or following a successful remarketing, you may not create Treasury Units or recreate Corporate Units.

•	Unless a blackout period is occurring or there has been a successful remarketing, the holder can also transform 20 Treasury Units and an RSN having a principal amount of $1,000 into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as a separate security.

Illustrative Remarketing Timeline

The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. This timeline assumes that we will elect to conduct an optional remarketing during the maximum permissible optional remarketing period.

Date	Event
January 23, 2018 (five business days prior to the first day of the optional remarketing period)

We will, or we will request that the depository, notify holders of Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing. Such notice will specify the first day of the optional remarketing period and the procedures to be followed in the optional remarketing.

January 26, 2018 (two business days prior to the beginning of the optional remarketing period)

Last day:

•  prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

•  prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to settle early if the optional remarketing is not successful or after the blackout period has concluded for such optional remarketing); and

• for holders of separate RSNs to give notice of their election or to revoke their election to participate in the optional remarketing.

Date	Event
January 30, 2018 to April 12, 2018	Optional remarketing period:

•  if the optional remarketing is successful, we will issue a press release on the business day after the optional remarketing date, the remarketing agent will purchase the Treasury portfolio and the settlement date for the optional remarketing will occur on the third business day following the optional remarketing date (unless the remarketed RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date); and

• if the optional remarketing is not successful, we will issue a press release at the end of the optional remarketing period.

No later than April 13, 2018 (seven calendar days prior to the first day of the final remarketing period)

If there has not been a successful optional remarketing, we will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing. Such notice will specify the final remarketing period and the procedures to be followed in the final remarketing.

April 13, 2018 (seven calendar days prior to the first day of the final remarketing period)	First day for holders of Corporate Units to give notice of election to settle purchase contracts with separate cash.

April 18, 2018 (two business days prior to the first day of the final remarketing period)	Last day: • to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units if no successful optional remarketing has occurred;

•  for holders of Corporate Units to give notice of election to settle the related purchase contracts with separate cash on the purchase contract settlement date (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful);

• for holders of separate RSNs to give notice of their election or to revoke their election to participate in the final remarketing; and
• for holders of Corporate Units or Treasury Units to settle the related purchase contracts early.

Date	Event

April 19, 2018 (one business day prior to the first day of the final remarketing period)

Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract date to pay the purchase price (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful).

April 20, 2018 to April 26, 2018 (final remarketing period)

If there has not been a successful optional remarketing, we will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.

April 27, 2018 (two business days prior to the purchase contract settlement date)	If the final remarketing has not been successful, last day for holders of Corporate Units to elect to settle the related purchase contracts with separate cash on the purchase contract settlement date.

April 30, 2018 (one business day prior to the purchase contract settlement date)

If the final remarketing has not been successful, last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract settlement date to pay the purchase price.

May 1, 2018 (or if such day is not a business day, the following business day)	Purchase contract settlement date and settlement date for any successful final remarketing of the RSNs.

RISK FACTORS

In considering whether to invest in our Equity Units, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus supplement, as well as the additional risks described below. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect us.

The Corporate Units consist of a purchase contract to acquire our common stock and an interest in RSNs issued by us. When considering an investment in our Corporate Units, you are making an investment decision with respect to our common stock and the RSNs as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for the RSNs; you would be making an investment decision with respect to our common stock and the RSNs as well as the Treasury Units in such case. You should carefully review the information in this prospectus supplement and the accompanying base prospectus about these securities.

Risks Related to Investing in the Equity Units

Below the floor price, you assume the risk that the market value of our common stock may decline.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average VWAP of our common stock on each trading day of the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), which we refer to as the applicable market value. There can be no assurance that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the effective price per share you paid for our common stock. If the applicable market value of the common stock is less than the floor price, which is initially equal to $143.865 and is 90% of the closing price of our common stock on the New York Stock Exchange on the day the Equity Units are priced, the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, below the floor price, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.

In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the VWAP per share of our common stock on each trading day of the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs), the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the purchase contract settlement date or the average VWAP of our common stock over a different period of days.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less, because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the effective price per share you paid for our common stock if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of 30% over the closing price of our common stock on the New York Stock Exchange on the day the Equity Units are priced). If the applicable market value of our common stock exceeds the floor price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately 77% of the value of the shares of common stock you could have purchased with $50.00 at the closing price of our common stock on the New York Stock Exchange on the day the Equity Units are priced.

The trading prices for the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units, which we intend to apply to list on the New York Stock Exchange, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended December 31, 2014, as well as under “Forward-Looking Statements” in this prospectus supplement, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, RSNs and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to all changes affecting our common stock. You will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date.

The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) occurs prior to the 20th business day preceding the purchase contract settlement date and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below), is in excess of $500.00 per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.

In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

The Equity Units provide limited fixed settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or our common stock but that does not result in an adjustment to the fixed settlement rates.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a stock purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with an acquisition, third-party tender and exchange offers and share issuances pursuant to options and other convertible securities outstanding on the date we issue the Equity Units. See “Description of the Purchase Contracts—Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, other than as described under “Underwriting,” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the trading price of our common stock and the Equity Units. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

The secondary market for the Corporate Units, Treasury Units or RSNs may be illiquid.

It is not possible to predict how Corporate Units, Treasury Units or RSNs will trade or whether a market for them will be liquid or illiquid. There is currently no market for our Corporate Units, Treasury Units or RSNs. We intend to apply to list the Corporate Units on the New York Stock Exchange under the symbol “ANTX” and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units, although there is no guarantee that the Corporate Units will be approved for listing. If the Treasury Units or the RSNs are separately traded to a sufficient extent that applicable exchange listing or quotation system requirements are met, we may endeavor to list the Treasury Units or the RSNs on the same exchange or quotation system as the Corporate Units. However, there can be no assurance that we will list the Treasury Units or the RSNs. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the RSNs, your ability to sell these securities or whether a trading market, if one develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected. There can be no assurance that the Corporate Units, if approved for listing, will not be de-listed from the New York Stock Exchange or that trading in the Corporate Units will not be suspended as a result of holders’ elections to create Treasury Units, which could cause the number of Corporate Units to fall below the requirement for listing securities on the New York Stock Exchange.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

Although you will be the beneficial owner of the undivided beneficial ownership interests in RSNs, Treasury securities or applicable ownership interests in the portion of the Treasury portfolio described in the first bullet under “Summary—Prospectus Supplement Summary—The Offering—What is the Treasury portfolio?”, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the effectiveness of such termination and the delivery of the pledged securities to you may be contested or delayed as a result of the imposition of the automatic stay under Section 362 of the U.S. Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the U.S. Bankruptcy Code, and claims arising out of the RSNs, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

Upon a successful remarketing of the RSNs, the terms of your RSNs will be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the RSNs, the remarketing agent will agree to use its commercially reasonable efforts to sell the RSNs included in the remarketing. Following any successful remarketing of the RSNs, the interest rate on the RSNs will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem the RSNs at our option or defer interest payments on the RSNs, all as described under “Description of the Purchase Contracts—Remarketing.” If the remarketing is successful, the modified terms will apply to all the RSNs, even if they were not included in the remarketing. However, holders of the RSNs must elect to participate in the remarketing before knowing what the modified terms of the RSNs will be. Whenever we remarket the RSNs, we will notify holders of Corporate Units, Treasury Units and separate RSNs of such remarketing. You may determine that the revised terms of the RSNs you receive are not as favorable to you as you would deem appropriate, and the modified terms may be less favorable to you than the initial terms of the RSNs. For example, the interest rate on the RSNs may be reduced in connection with the remarketing.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. You will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement, the purchase contracts or the purchase contract agent. The RSNs constituting a part of the Corporate Units will be issued pursuant to an indenture that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in RSNs included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the trustee deliver reports at least annually with respect to certain matters concerning the trustee and the securities.

The trading price of the Corporate Units or any separate RSNs may not fully reflect the value of their accrued but unpaid interest.

The Corporate Units and any separate RSNs may trade at a price that does not fully reflect the value of accrued but unpaid interest on the RSNs.

You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock and other securities, if any, deliverable upon early settlement of a purchase contract.

The early settlement rights under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect on the applicable early settlement date. If such registration statement is so required, we have agreed to use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and have an available prospectus in connection therewith covering the shares of common stock and other securities, if any, deliverable upon settlement of the purchase contract, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

The indenture under which the RSNs will be issued does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions; there are no financial covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional Senior Debt (as defined under “Description of the Remarketable Subordinated Notes—Subordination”), under the indenture pursuant to which the RSNs will be issued. As of March 31, 2015, we, and our subsidiaries, had total indebtedness of approximately $15.8 billion and had available borrowing capacity of approximately $2.0 billion under our senior revolving credit facility, which expires on September 29, 2016. If we incur additional debt or liabilities, our ability to pay our obligations on the RSNs could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, except as described under “Description of the Remarketable Subordinated Notes—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

There are no financial covenants in the indenture. Except for the covenants described under “Description of the Remarketable Subordinated Notes—Consolidation, Merger or Sale,” there are no covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction including one that may or may not result in a change of control of the Company.

The RSNs and the contract adjustment payments are subordinated to our existing and future Senior Debt and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.

The RSNs and the contract adjustment payments will be obligations exclusively of Anthem and will not be guaranteed by any of our subsidiaries. The RSNs and contract adjustment payments are subordinated to our existing and future Senior Debt (as defined under “Description of the Remarketable Subordinated Notes—Subordination”) and will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The indenture under which the RSNs will be issued will not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future.

As of March 31, 2015, we had $15.3 billion principal amount of outstanding long term debt on an unconsolidated basis that would have been senior to the RSNs. Additionally, as of March 31, 2015, our subsidiaries had $22.1 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with generally accepted accounting principles, or GAAP) to which the RSNs would have been structurally subordinated. We do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs.

As a holding company, we have no operations and are dependent on dividends from our subsidiaries for cash to fund our debt service and other corporate needs. Our subsidiaries are separate and distinct legal entities from us. Furthermore, our subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide us with funds to meet our respective payment obligations on the RSNs or purchase contracts, and creditors of our subsidiaries will have a superior claim to certain of our subsidiaries’ assets. State insurance laws restrict the ability of our regulated subsidiaries to pay dividends, and in some states we have made special undertakings that may limit the ability of our regulated subsidiaries to pay dividends. In addition, our subsidiaries’ ability to make any payments to us will also depend on their earnings, the terms of their indebtedness, business and tax considerations and other legal restrictions. We cannot assure you that our subsidiaries will be able to pay dividends or otherwise contribute or distribute funds to us in an amount sufficient to meet our respective payment obligations on the RSNs or the purchase contracts. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

Regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units.

We expect that many investors in, and potential purchasers of, the Equity Units will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units. Investors would typically implement such a strategy by selling short the common stock underlying the Equity Units and dynamically adjusting their short position while continuing to hold the Equity Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Equity Units to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Equity Units.

We may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading prices of the Equity Units.

We may at our option defer the payment of all or part of the contract adjustment payments under the purchase contracts. If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than would otherwise be the case. In addition, there is a risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. If we make such a deferral you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments.

If we exercise our right to defer interest payments on the RSNs, the market price of the Corporate Units and any separate RSNs is likely to be adversely affected.

Prior to any successful remarketing of the RSNs, we may at our option defer interest payments on the RSNs for one or more consecutive interest periods. During any “deferral period” (as defined under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments” below), holders of the RSNs will receive no current payments and, so long as we are otherwise in compliance with our obligations, holders will have no remedies against us for nonpayment unless we fail to pay all previously deferred interest (including compounded interest thereon) in cash within 30 days of the date due after the end of the deferral period. If we exercise our right to defer interest, the market price of the Corporate Units and any separate RSNs is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Corporate Units and any separate RSNs may be more volatile than would otherwise be the case. In addition, there is the risk that we may not be able to pay such deferred interest (including compounded interest thereon) in the future.

You may have to include interest in your taxable income before you receive cash.

If we exercise our right to defer interest payments on the RSNs, you will be required to accrue income, in the form of original issue discount, for U.S. federal income tax purposes in respect of your RSNs, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. See “Material United States Federal Income Tax Consequences—U.S. Holders—The RSNs.”

Other tax treatments of the RSNs are possible.

We intend to treat the RSNs as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds.” Under this treatment, except as described above, you will be required to take into account interest payments on the RSNs at the time the interest is paid or accrued in accordance with your regular method of tax accounting. However, because there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, alternative characterizations of the RSNs are possible. For example, the RSNs could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In that event, you would generally be required to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be higher than the stated interest rate on the RSNs, regardless of your regular method of tax accounting, and (2) treat any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN as ordinary income. See “Material United States Federal Income Tax Consequences—U.S. Holders—The RSNs—Treatment of the RSNs.”

The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear.

Although the IRS has issued a Revenue Ruling addressing the treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the ownership and disposition of the Equity Units are not entirely clear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the RSNs as indebtedness for U.S. federal income tax purposes. You should consult with your tax advisors regarding the tax consequences of an investment in the Equity Units. See “Material United States Federal Income Tax Consequences.”

Under certain circumstances, you may be treated as receiving a taxable distribution on our common stock even though you do not receive any actual distribution.

For U.S. federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a non-U.S. holder (as defined under “Material United States Federal Income Tax Consequences”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax. See “Material United States Federal Income Tax Consequences—U.S. Holders—Purchase Contracts” and “Material United States Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax.”

We will report contract adjustment payments as ordinary income and we will withhold tax on contract adjustment payments made to non-U.S. holders.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined under “Material United States Federal Income Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material United States Federal Income Tax Consequences”) as payments generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements. See “Material United States Federal Income Tax Consequences—U.S. Holders—Purchase Contracts” and “Material United States Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax.” Persons considering the purchase of Equity Units should consult their tax advisors concerning the possible alternative characterization and tax treatment of Equity Units and the contract adjustment payments.

Risks Related to Our Common Stock

The price of our common stock fluctuates. This fluctuation may affect the price at which you could sell the common stock you receive upon settlement of the purchase contracts, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of the Equity Units.

The market price for our common stock has varied between a high of $160.64 on March 20, 2015 and a low of $97.97 on April 30, 2014 in the twelve-month period ending on May 4, 2015. This fluctuation may affect the price at which you could sell the common stock you receive upon settlement of the purchase contracts, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of the Equity Units. Our stock price will continue to be subject to price and volume fluctuations in response to our operating results, market and other factors, including the other factors discussed in “Forward-Looking Statements” and under the caption “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability.

In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of April 30, 2015, we had outstanding approximately 263.4 million shares of our common stock and options to purchase approximately 6.7 million shares of our common stock (of which approximately 3.8 million were exercisable as of that date). We also had outstanding approximately 2.8 million restricted stock units. In addition, as of April 30, 2015, we had outstanding approximately $1.4 billion in aggregate principal amount of our 2.750% Senior Convertible Debentures due 2042, which if converted on such date would result in the issuance of up to 8.6 million shares of common stock. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock, and the value of the Equity Units, to decline.

Indiana law, other applicable laws, our articles of incorporation and bylaws, and provisions of our BCBSA license agreements may prevent or discourage takeovers and business combinations that our shareholders might consider in their best interest, which could reduce the market price of our common stock and the value of the Equity Units.

Indiana law and our articles of incorporation and bylaws may delay, defer, prevent or render more difficult a takeover attempt that our shareholders might consider in their best interests. For instance, they may prevent our shareholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging takeover attempts in the future which, under certain circumstances, could reduce the market price of our common stock and the value of the Equity Units.

We are regulated as an insurance holding company and subject to the insurance holding company acts of the states in which our insurance company subsidiaries are domiciled, as well as similar provisions included in the health statutes and regulations of certain states where these subsidiaries are regulated as managed care companies or health maintenance organizations, which we refer to as HMOs. The insurance holding company acts and regulations and these similar health provisions restrict the ability of any person to obtain control of an insurance company or HMO without prior regulatory approval. Under those statutes and regulations, without such approval (or an exemption), no person may acquire any voting security of a domestic insurance company or HMO, or an insurance holding company which controls an insurance company or HMO, or merge with such a holding company, if as a result of such transaction such person would “control” the insurance holding company, insurance company or HMO. “Control” is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person. Further, the Indiana business corporation law contains business combination provisions that, in general, prohibit for five years any business combination with a beneficial owner of 10% or more of our common stock unless the holder’s acquisition of the stock was approved in advance by our board of directors.

Our articles of incorporation restrict the beneficial ownership of our capital stock in excess of specific ownership limits. The ownership limits restrict beneficial ownership of our voting capital stock to less than 10% for institutional investors and less than 5% for non-institutional investors, both as defined in our articles of incorporation. Additionally, no person may beneficially own shares of our common stock representing a 20% or more ownership interest in us. These restrictions are intended to ensure our compliance with the terms of our licenses with the BCBSA. Our articles of incorporation prohibit ownership of our capital stock beyond these ownership limits without prior approval of a majority of our continuing directors (as defined in our articles of incorporation). In addition, our license agreements with the BCBSA are subject to termination upon a change of control and re-establishment fees would be imposed upon termination of the license agreements.

Any settlement of a purchase contract that would result in any person beneficially owning shares of our capital stock in excess of any ownership limit will result in the intended transferee acquiring no rights in the shares exceeding such ownership limit (with certain exceptions) and the person’s excess shares will be deemed transferred to an escrow agent to be held until the shares are transferred to a person whose ownership of the shares will not violate the ownership limit. Ownership of the Equity Units may impact a holder’s total ownership interest in determining a holder’s compliance with these ownership limits. Holders of the Equity Units will be deemed to be a beneficial owner of a number of shares of common stock per purchase contract equal to the minimum settlement rate.

Certain other provisions included in our articles of incorporation and bylaws may also have anti-takeover effects and may delay, defer or prevent a takeover attempt that our shareholders might consider in their best interests. In particular, our articles of incorporation and bylaws: divide our board of directors into three classes serving staggered three-year terms (which is required by our license agreement with the BCBSA); permit our board of directors to determine the terms of and issue one or more series of preferred stock without further action by shareholders; restrict the maximum number of directors; limit the ability of shareholders to remove directors; impose restrictions on shareholders’ ability to fill vacancies on our board of directors; prohibit shareholders from calling special meetings of shareholders; impose advance notice requirements for shareholder proposals and nominations of directors to be considered at meetings of shareholders; and prohibit shareholders from amending our bylaws.

Any of the foregoing restrictions or provisions may prevent or discourage takeovers and business combinations that our shareholders might consider in their best interest, which could reduce the market price of our common stock and the value of the Equity Units.

USE OF PROCEEDS

We estimate that the net proceeds from the offering of the Equity Units will be approximately $1,151.4 million (or approximately $1,225.1 million if the underwriters exercise their over-allotment option in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the repurchase of a portion of our 2.750% Senior Convertible Debentures due 2042, which accrue interest at a rate of 2.750% per year and mature on October 15, 2042. As of the date of this prospectus supplement, we have agreed to repurchase approximately $700.5 million aggregate principal amount of our 2.750% Senior Convertible Debentures due 2042.

We currently intend to use the proceeds from the settlement of the purchase contracts for general corporate purposes, including, but not limited to, the repayment of short- and/or long-term debt. We do not intend to use such proceeds to repurchase shares of our common stock.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ANTHEM

The following table summarizes our financial information. We prepared this information using our unaudited consolidated financial statements for the three-month periods ended March 31, 2015 and 2014, and our audited consolidated financial statements for each of the years in the five-year period ended December 31, 2014, which have been audited by Ernst & Young LLP. You should read this information in conjunction with our unaudited and audited consolidated financial statements and notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and Annual Report on Form 10-K for the year ended December 31, 2014, each of which is incorporated herein by reference. See “Where You Can Find More Information” on page 1 of the accompanying prospectus. In our opinion, the selected financial data for the three-month periods ended March 31, 2015 and 2014, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of that data. These selected consolidated historical financial data do not necessarily indicate the results to be expected in the future.

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2015	2014(1)	2014(1)	2013(1)	2012(1)(2)	2011(2)	2010
	(dollars in millions, except where indicated and except per share data)
Income Statement Data
Total operating revenue(3)	$18,851.4	$17,644.8	$73,021.7	$70,191.4	$60,514.0	$59,865.2	$57,740.5
Total revenue	19,051.5	17,859.4	73,874.1	71,023.5	61,497.2	60,710.7	58,698.5
Income from continuing operations	865.2	691.4	2,560.1	2,634.3	2,651.0	2,646.7	2,887.1
Net income	865.2	701.0	2,569.7	2,489.7	2,655.5	2,646.7	2,887.1
Per Share Data
Basic net income per share—continuing operations	$3.25	$2.43	$9.28	$8.83	$8.25	$7.35	$7.03
Diluted net income per share—continuing operations	3.09	2.37	8.96	8.67	8.17	7.25	6.94
Dividends per share	0.6250	0.4375	1.75	1.50	1.15	1.00	—
Other Data (unaudited)
Benefit expense ratio(4)	80.2%	82.7%	83.1%	85.1%	85.3%	85.1%	83.2%
Selling, general and administrative expense ratio(5)	16.7%	16.2%	16.1%	14.2%	14.3%	14.1%	15.1%
Income from continuing operations before income taxes as a percentage of total revenue	8.2%	6.3%	5.9%	5.4%	6.3%	6.5%	7.4%
Net income as a percentage of total revenue	4.5%	3.9%	3.5%	3.5%	4.3%	4.4%	4.9%
Medical membership (in thousands)	38,537	36,944	37,499	35,653	36,130	34,251	33,323
Balance Sheet Data
Cash and investments	$24,609.7	$24,091.8	$23,777.7	$22,395.9	$22,464.6	$20,696.5	$20,311.8
Total assets	65,546.0	61,685.5	62,065.0	59,574.5	58,955.4	52,163.2	50,242.5
Long-term debt, less current portion	14,764.4	13,932.1	14,127.2	13,573.6	14,170.8	8,465.7	8,147.8
Total liabilities	41,211.7	37,340.2	37,813.7	34,809.3	35,152.7	28,875.0	26,429.9
Total shareholders’ equity	24,334.3	24,345.3	24,251.3	24,765.2	23,802.7	23,288.2	23,812.6

(1)	The operating results of 1-800 CONTACTS, Inc. are reported as discontinued operations as a result of the divestiture completed on January 31, 2014. Included in net income for the three months ended March 31, 2014 and the year ended December 31, 2014 is income from discontinued operations, net of tax, of $9.6. Included in net income for the year ended December 31, 2013 is a loss from discontinued operations, net of tax, of $144.6. Included in net income for the year ended December 31, 2012 is income from discontinued operations, net of tax, of $4.5.
(2)	The net assets of and results of operations for AMERIGROUP Corporation are included from its acquisition date of December 24, 2012. The net assets of and results of operations for CareMore Health Group, Inc. are included from its acquisition date of August 22, 2011.
(3)	Operating revenue is obtained by adding premiums, administrative fees and other revenue.
(4)	The benefit expense ratio represents benefit expenses as a percentage of premium revenue.
(5)	The selling, general and administrative expense ratio represents selling, general and administrative expenses as a percentage of total operating revenue.

RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31, 2015	Year Ended December 31,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)	10.18x	7.57x	6.78x	7.85x	9.25x	10.05x

(1)	For purposes of this computation, earnings are defined as income before income taxes, plus interest expense, including amortization of debt discount and expense related to indebtedness and an estimated interest portion of rental expense. Fixed charges are defined as interest expense, including amortization of debt discount and expense related to indebtedness and an estimated interest portion of rental expense.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2015:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale of the Equity Units (assuming the initial purchasers’ overallotment option is not exercised) and the application of the net proceeds therefrom as described in “Use of Proceeds.”

You should read this table in conjunction with “Use of Proceeds,” the liabilities of our subsidiaries shown on the cover page of this prospectus, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

	March 31, 2015
(in millions except share amounts, unaudited)	Actual	As adjusted
Cash and cash equivalents	$1,397.0	$1,377.0

Long-term debt, including current portion:
1.90% Remarketable Subordinated Notes due 2028(1)	—	1,175.0
Other long-term debt, including current portion	15,389.4	15,264.0

Total long-term debt, including current portion	15,389.4	16,439.0

Shareholders’ equity:
Preferred stock, without par value, shares authorized—100,000,000; shares issued and outstanding, actual and as adjusted—none	—	—
Common stock, par value $0.01, shares authorized—900,000,000; shares issued and outstanding, actual: 264,905,598; shares issued and outstanding, as adjusted:(2)	2.6	2.6
Additional paid-in capital	9,943.7	8,769.7
Retained earnings	14,150.1	14,152.4
Accumulated other comprehensive income	237.9	237.9

Total shareholders’ equity	$24,334.3	$23,162.6

Total capitalization	$39,723.7	$39,601.6

(1)	The 1.90% remarketable subordinated notes due 2028 are a component of the Equity Units. The As Adjusted amount will increase by approximately $75 million if the underwriters exercise their option to purchase additional Equity Units in full.
(2)	Excludes (i) 6,943,895 shares issuable upon the exercise of options outstanding as of March 31, 2015, having a weighted average exercise price of $84.3013 per share under the Anthem Incentive Compensation Plan, the Anthem 2001 Stock Incentive Plan, and the Amerigroup 2009 Equity Incentive Plan, (ii) 2,995,955 shares issuable upon vesting of unvested performance share units and restricted stock units as of March 31, 2015, (iii) 24,422,068 additional shares authorized for issuance under our stock plans as of March 31, 2015, and (iv) shares issuable upon conversion of the Equity Units offered hereby.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “ANTM.” The following table sets forth the high and low sales prices for our common stock as reported on the NYSE for each fiscal quarter for 2012, 2013 and 2014 and the first quarter of 2015).

	Price Range of Common Stock		Dividend Declared Per Share
	High	Low
2012
First quarter	$74.73	$63.34	$0.2875
Second quarter	73.80	63.22	0.2875
Third quarter	52.52	63.85	0.2875
Fourth quarter	63.63	53.69	0.2875

2013
First quarter	66.62	58.75	0.3750
Second quarter	82.33	65.82	0.3750
Third quarter	90.00	80.75	0.3750
Fourth quarter	94.36	83.13	0.3750

2014
First quarter	102.56	81.84	0.4375
Second quarter	110.03	90.75	0.4375
Third quarter	124.58	106.52	0.4375
Fourth quarter	129.96	108.92	0.4375

2015
First quarter	160.64	122.86	0.6250
Second quarter (through May 4, 2015)	157.56	148.29	0.6250

As of April 30, 2015, there were approximately 72,848 registered holders of record of Anthem’s common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.

The last reported sale price of our common stock on the New York Stock Exchange on May 4, 2015 was $155.84 per share.

Dividend Policy

The declaration and payment of any dividends or repurchases of our common stock is at the discretion of our board of directors and depends upon our financial condition, results of operations, future liquidity needs, regulatory and capital requirements and other factors deemed relevant by our board of directors. Further, our ability to pay dividends to our shareholders, if authorized by our board of directors, is significantly dependent upon the receipt of dividends from our subsidiaries, including Anthem Insurance Companies, Inc., Anthem Southeast, Inc., Anthem Holding Corp., WellPoint Holding Corp., WellPoint Acquisition, LLC, WellPoint Insurance Services, Inc., ATH Holding Company, LLC and SellCore, Inc. The payment of dividends by our insurance subsidiaries without prior approval of the insurance department of each subsidiary’s domiciliary jurisdiction is limited by formula. Dividends in excess of these amounts are subject to prior approval by the respective insurance departments.

On April 28, 2015, we declared a quarterly cash dividend to shareholders of $0.6250 per share, payable on June 25, 2015 to stockholders of record on June 10, 2015.

ACCOUNTING TREATMENT

The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the RSNs in proportion to their respective fair market values at the time of issuance. The present value of the contract adjustment payments will be initially charged to shareholders’ equity, with an offsetting credit to liabilities. This liability is accreted over the life of the purchase contract by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 on the purchase contract and will issue the requisite number of shares of our common stock. The $50 that we receive will be credited to shareholders’ equity.

Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price of $207.805.

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Equity Units. It is possible that our accounting for the purchase contracts and the RSNs could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY UNITS

In this Description of the Equity Units, “Anthem,” “we,” “us,” “our” and the “Company” refer only to Anthem, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the RSNs set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Subordinated Notes” in this prospectus supplement, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under “Description of the Remarketable Subordinated Notes—Ranking”), the first supplemental indenture (as defined under “Description of the Remarketable Subordinated Notes—Ranking”), the RSNs and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

We will issue the Equity Units under the purchase contract and pledge agreement among us and The Bank of New York Mellon Trust Company, N.A. (“BNY”), as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary. The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 23,500,000 Corporate Units (or 25,000,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $50.

Each Corporate Unit offered will consist of:

•	a purchase contract under which

•	the holder will agree to purchase from us, and we will agree to sell to the holder, on May 1, 2018 (or if such day is not a business day, the following business day), which we refer to as the “purchase contract settlement date,” or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•	we will pay the holder quarterly contract adjustment payments at the rate of 3.35% per year on the stated amount of $50, or $1.675 per year, subject to our right to defer such contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments,” and

either:

•	a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal amount 1.90% remarketable subordinated note due 2028 issued by us, and under which we will pay to the holder 1/20, or 5%, of the interest payment on a $1,000 principal amount RSN at the initial rate of 1.90%, or $19.00 per year per $1,000 principal amount of RSNs, subject to our right to defer such interest payments as described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments;” or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to the Treasury portfolio,

(1)	a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and

(2)	for the scheduled interest payment occurring on the purchase contract settlement date, a 0.02375% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (1) and (2) above. If the provisions set forth in this paragraph apply, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in the RSN or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “applicable ownership interest” above (or $50 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.

Limitations on Ownership of Our Common Stock in Articles of Incorporation

Our articles of incorporation contain certain limitations on the ownership of our common stock. Our articles of incorporation provide that subsequent to our demutualization, which took place on November 2, 2001, no person may beneficially own shares of voting capital stock in excess of specified ownership limits, except with the prior approval of a majority of the continuing directors (as defined in our articles of incorporation) and of the BCBSA. The ownership limits are as follows:

•	for any institutional investor (as defined in our articles of incorporation), one share less than 10% of our outstanding voting securities;

•	for any non-institutional investor (as defined in our articles of incorporation), one share less than 5% of our outstanding voting securities; and

•	for any person, one share less than the number of shares of our common stock or other equity securities (or a combination thereof) representing a 20% ownership interest in us.

Any settlement of a purchase contract that would result in any person beneficially owning shares of our capital stock in excess of any ownership limit will result in the intended transferee acquiring no rights in the shares exceeding such ownership limit (with certain exceptions) and the person’s excess shares will be deemed transferred to an escrow agent to be held until the shares are transferred to a person whose ownership of the shares will not violate the ownership limit. Holders of the Equity Units will be deemed to be a beneficial owner of a number of shares of common stock per purchase contract equal to the minimum settlement rate. See “Risk Factors—Indiana law, other applicable laws, our articles of incorporation and bylaws, and provisions of our BCBSA license agreements may prevent or discourage takeovers and business combinations that our shareholders might consider in their best interest, which could reduce the market price of our common stock and the value of the Equity Units.”

Creating Treasury Units by Substituting a Treasury Security for an RSN

Each holder of 20 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 20 Treasury Units by substituting for an RSN a zero-coupon U.S. Treasury security (for example, CUSIP No. 912820YC5) with a principal amount at maturity equal to $1,000 and maturing on April 30, 2018, which we refer to as a “Treasury security.” This substitution would create 20 Treasury Units and the RSN would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because Treasury securities and RSNs are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.

Each Treasury Unit will consist of:

•	a purchase contract under which

•	the holder will agree to purchase from us, and we will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•	we will pay the holder quarterly contract adjustment payments at the rate of 3.35% per year on the stated amount of $50, or $1.675 per year, subject to our right to defer the contract adjustment payments; and

•	a 1/20, or 5%, undivided beneficial ownership interest in a Treasury security.

The term “blackout period” means the period (1) if we elect to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarketing period until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.

The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.

To create 20 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•	transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related RSN.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related RSN from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Corporate Units;

•	transfer the related RSN to the holder; and

•	deliver 20 Treasury Units to the holder.

The Treasury security will be substituted for the RSN and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The RSN thereafter will trade and be transferable separately from the Treasury Units.

Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units

Each holder of 20 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury security held by the collateral agent an RSN having a principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because Treasury securities and RSNs are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.

To recreate 20 Corporate Units, a holder is required to:

•	deposit with the collateral agent an RSN having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•	transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited an RSN having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

Upon receiving instructions from the purchase contract agent and receipt of the RSN having a principal amount of $1,000, the collateral agent will promptly release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent for distribution to the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 20 Corporate Units to the holder.

The $1,000 principal amount RSN will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.

Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Payments on the Equity Units

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of 3.35% per year on the stated amount of $50 per Equity Unit. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing August 1, 2015. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts—Termination” below), we will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts—Early Settlement” below). If the purchase contracts have been terminated, our obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the RSNs (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of 1.90% per year. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the RSNs that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate RSNs for as long as they hold the RSNs.

We have the right to defer payment of quarterly contract adjustment payments and of interest on the RSNs as described under “Description of the Purchase Contracts—Contract Adjustment Payments” and “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments,” respectively.

Listing

We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the initial issuance of the Corporate Units under the symbol “ANTX.” Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for an RSN” or “—Recreating Corporate Units,” neither the RSN or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The RSN or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or RSNs are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may endeavor to cause the Treasury Units or RSNs to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange. However, there can be no assurance that we will list the Treasury Units or the RSNs.

Ranking

The RSNs, which are included in the Equity Units, will be our subordinated obligations, subordinated to our existing and future Senior Debt (as defined under “Description of the Remarketable Subordinated Notes—Subordination”). The RSNs will be issued under our indenture (defined under “Description of the Remarketable Subordinated Notes—Ranking”).

In addition, our obligations with respect to contract adjustment payments will be subordinate in right of payment to our existing and future Senior Debt (as defined under “Description of the Remarketable Subordinated Notes—Subordination”).

The RSNs and our obligations with respect to contract adjustments payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide us with funds to meet our respective payment obligations on the RSNs or purchase contracts. State insurance laws restrict the ability of our regulated subsidiaries to pay dividends, and in some states we have made special undertakings that may limit the ability of our regulated subsidiaries to pay dividends. In addition, our subsidiaries’ ability to make any payments to us will also depend on their earnings, the terms of their indebtedness, business and tax considerations and other legal restrictions. We cannot assure you that our subsidiaries will be able to pay dividends or otherwise contribute or distribute funds to us in an amount sufficient to meet our respective payment obligations on the RSNs or the purchase contracts. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. We do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs.

Voting and Certain Other Rights

Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of our common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a shareholder or other rights in respect of our common stock.

Agreed U.S. Federal Income Tax Treatment

Each beneficial owner of an Equity Unit, by purchasing a Corporate Unit, will be deemed to have agreed (unless otherwise required by any taxing authority) (1) to be treated as the owner of each of the purchase contract, the related RSN and the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal, state and local income tax purposes, (2) to treat the RSN as indebtedness for all U.S. federal, state and local tax purposes, and (3) to allocate, as of the issue date, 100% of the purchase price paid for the Corporate Units to its ownership interest in the RSNs and 0% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0 and the beneficial owner’s initial tax basis in the RSN as $50. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See “Material United States Federal Income Tax Consequences.”

Repurchase of the Equity Units

We may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

DESCRIPTION OF THE PURCHASE CONTRACTS

In this Description of the Purchase Contracts, “Anthem,” “we,” “us,” “our” and the “Company” refer only to Anthem, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The summaries of the purchase contracts and the purchase contract and pledge agreement contain a description of the material terms of the contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under “Description of the Remarketable Subordinated Notes—Ranking”), the first supplemental indenture (as defined under “Description of the Remarketable Subordinated Notes—Ranking”), the RSNs and the form of remarketing agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Purchase of Common Stock

Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to issue and deliver, on May 1, 2018 (or if such day is not a business day, the following business day) (the “purchase contract settlement date”), for $50 in cash (which we refer to as the “stated amount”) a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), in each case, unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1)	If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of $207.8050, the settlement rate will be 0.2406 shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”), which is approximately $50 divided by the “threshold appreciation price.”

Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be greater than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value of our common stock is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2)	If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “floor price” of $143.865 (which is 90% of the closing price of our common stock on the New York Stock Exchange on the day the Equity Units are priced), the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.

Accordingly, if the applicable market value of our common stock is less than the threshold appreciation price, but greater than the floor price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(3)	If the applicable market value of our common stock is less than or equal to the floor price of $143.865, the settlement rate will be 0.3475 shares of our common stock, which is approximately equal to $50 divided by the floor price (we refer to this settlement rate as the “maximum settlement rate”).

Accordingly, if the applicable market value of our common stock is less than the floor price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the floor price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The threshold appreciation price is $207.805 and represents appreciation of 30% over the closing price of our common stock on the New York Stock Exchange on the day the Equity Units are priced. The floor price is $143.865 and is 90% of the closing price of our common stock on the New York Stock Exchange on the day the Equity Units are priced.

If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be equal to the minimum settlement rate, subject to adjustment as described under “—Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.” We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”

The “applicable market value” means, as determined by us in a commercially reasonable manner, the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page ANTM <EQUITY> AQR (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event.

A “market disruption event” means any of the following events:

•	any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which our common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or option contracts relating to our common stock on the relevant exchange or quotation system; or

•	any event (other than a failure to open or, except for purposes of determining VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which our common stock is listed or admitted for trading (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•	the failure to open of the principal exchange or quotation system on which futures or options contracts relating to our common stock are traded or, except for purposes of determining VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs on any scheduled trading day during the market value averaging period, we will notify investors on the calendar day on which such event occurs.

If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, the average of the last quoted bid and ask prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share, multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Unless:

•	a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”;

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash”; or

•	an event described under “—Termination” has occurred;

then, on the purchase contract settlement date,

•	in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under “—Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put price to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts;

•	in the case of Corporate Units where the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•	in the case of Corporate Units where the RSNs have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase our common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•	in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. We will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of our common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•	irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

•	agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

•	consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in RSNs, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest,” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•	agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the RSNs, Treasury portfolio (or cash), Treasury securities or put price, as applicable, in the manner described above.

Remarketing

We have agreed to enter into a remarketing agreement with one or more remarketing agents, the “remarketing agent,” no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period.

During a blackout period that relates to each remarketing period:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the RSNs that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the remarketing, as described under “Description of the Remarketable Subordinated Notes—Remarketing of the RSNs That Are Not Included in Corporate Units,” will be remarketed.

Following any successful remarketing of the RSNs without the consent of any of the holders:

•	the interest rate on the RSNs may be reset as described below and under “Description of the Remarketable Subordinated Notes—Interest Rate Reset” below;

•	interest will be payable on the RSNs semi-annually on May 1 and November 1 of each year;

•	the RSNs will cease to be redeemable at our option, and the provisions described under “Description of the Remarketable Subordinated Notes—Redemption at Our Option” and “—Redemption Procedures” will no longer apply to the RSNs; and

•	we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments” will no longer apply to the RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the earlier of the optional remarketing settlement date, if applicable, and the purchase contract settlement date, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.

In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “—Optional Remarketing” and “—Final Remarketing” below.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose RSNs are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Optional Remarketing

Unless a termination event has occurred, we may elect, at our option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the RSNs over a period selected by us that begins on or after January 30, 2018 (the second business day immediately preceding the last interest payment date prior to the purchase contract settlement date) and ends any time on or before April 12, 2018 (the eighth calendar day immediately preceding the first day of the final remarketing period). We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units and any separate RSNs whose holders have elected to participate in the optional remarketing, as described under “Description of the Remarketable Subordinated Notes—Remarketing of the RSNs That Are Not Included in Corporate Units,” will be remarketed. If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs that results in proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate RSNs purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate, as described under “Description of the Remarketable Subordinated Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of our election to conduct an optional remarketing no later than five business days prior to the date we begin the optional remarketing.

Notwithstanding anything in this prospectus supplement to the contrary, we may not elect to conduct an optional remarketing if we are then deferring interest on the RSNs. See “Description of the Remarketable Subordinated Notes—Option to Defer Interest Payments.”

An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.

Following a successful optional remarketing of the RSNs, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate RSNs.

If we elect to conduct an optional remarketing and the remarketing is successful:

•	settlement with respect to the remarketed RSNs will occur on the third business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•	the interest rate on the RSNs will be reset by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•	the other modifications to the terms of the RSNs, as described under “—Remarketing,” will become effective;

•	after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, “Treasury portfolio purchase price” means the amount of such cash.

Following a successful optional remarketing and receipt of the proceeds, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the RSNs underlying the undivided beneficial ownership interests in RSNs included in the Corporate Units on the optional remarketing date; and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the RSNs underlying the undivided beneficial ownership interests in RSNs included in the Corporate Units on the optional remarketing date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.

The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in RSNs that are components of the Corporate Units and the portion of the Treasury portfolio described in the first bullet above will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portion of the Treasury portfolio described in the second bullet, which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the RSNs that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.

If we elect to remarket the RSNs during the optional remarketing period and a successful remarketing has not occurred on or prior to April 12, 2018 (the last day of the optional remarketing period), we will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.

On each business day during any optional remarketing period, we have the right in our sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any optional remarketing in our sole and absolute discretion.

Final Remarketing

Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the RSNs during the five business day period ending on, and including, April 26, 2018 (the third business day immediately preceding the purchase contract settlement date). We refer to this period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final marketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the RSNs that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs to be remarketed that results in proceeds of at least 100% of the principal amount of all the RSNs offered in the remarketing. To obtain that price, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs as described under “Description of the Remarketable Subordinated Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate RSNs to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate RSNs in the case of a failed remarketing if a holder of separate RSNs wishes to exercise its right to put its RSNs to us as described below and under “Description of the Remarketable Subordinated Notes—Put Option upon Failed Remarketing.” We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.

If the final remarketing is successful:

•	settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date;

•	the interest rate of the RSNs will be reset by the remarketing agent in consultation with us, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Remarketable Subordinated Notes—Interest Rate Reset” below;

•	the other modifications to the terms of the RSNs, as described under “—Remarketing,” will become effective; and

•	the collateral agent will remit the portion of the proceeds it receives equal to the total principal amount of the RSNs underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts, any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs and proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate RSNs.

Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement, or there has been a successful optional remarketing, each Corporate Unit holder has the option at any time on or after the date we give notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “—Notice to Settle with Cash.” The RSNs of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of RSNs that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Remarketable Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.”

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of the RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to us for an amount equal to the principal amount of their RSNs (the “put price”). The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by us, the truth and correctness of certain representations and warranties made by us in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent, and the receipt by the remarketing agent of customary “comfort letters” from our auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the RSNs underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “—Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related RSNs underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against the holder’s obligations to pay the aggregate purchase price for the shares of our common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.

If a successful final remarketing has not occurred on or prior to April 26, 2018 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period. An early settlement may be made only in integral multiples of 20 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 80,000 Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$50, multiplied by the number of purchase contracts being settled; plus

•	if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless we have elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by applicable depository procedures and standing arrangements between the depository and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect with respect to the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of 0.2406 shares of our common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “—Reorganization Events” below) for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below. We will cause, on the third business day after the applicable early settlement date, (1) the shares of our common stock to be issued and (2) the related RSNs or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.

If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.

Early Settlement Upon a Fundamental Change

If a “fundamental change” (as defined below) occurs prior to the 20th business day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, other than during a blackout period and subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

We will provide each of the holders and the purchase contract agent with a notice of the completion of a fundamental change within 10 business days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock (or cash, securities and/or other consideration, if applicable) to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, (3) the applicable settlement rate and number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and/or other consideration receivable by the holder upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, during the period beginning on the date we deliver notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the third business day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50 for each purchase contract being settled in immediately available funds.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our or their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the total voting power of all shares of our capital stock that are entitled to vote generally in the election of directors;

(2)	(A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) (the “listed stock exception”) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries;

(3)	our common stock ceases to be listed or quoted on at least one of the New York Stock Exchange, the NASDAQ Global Select Market and the NASDAQ Global Market (or any of their respective successors); or

(4)	our shareholders approve our liquidation, dissolution or termination.

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change exercise period (or, in the case of a transaction that would have been a fundamental change but for the listed stock exception in clause (2)(A) of the definition of “fundamental change,” following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares (or exchange property units, if applicable). In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. You will also receive on the fundamental change early settlement date the RSNs or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the fourth business day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third business day following the end of the fundamental change exercise period. If, but for the proviso contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant stock price.

Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as result of a successful remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 80,000 Corporate Units.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be calculated by us and will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•	in the case of a fundamental change described in clause (2) above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; or

•	otherwise, the average of the closing prices of our common stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

	Stock Price on Effective Date
Effective Date	$30.00	$50.00	$100.00	$120.00	$130.00	$140.00	$143.87	$145.00	$150.00	$160.00	$180.00	$200.00	$207.81	$215.00	$230.00	$250.00	$300.00	$350.00	$400.00	$450.00	$500.00
May 12, 2015	0.1788	0.1155	0.0258	0.0030	0.0000	0.0000	0.0000	0.0000	0.0000	0.0003	0.0210	0.0377	0.0435	0.0405	0.0351	0.0293	0.0201	0.0151	0.0121	0.0100	0.0085
May 1, 2016	0.1194	0.0739	0.0186	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0151	0.0308	0.0363	0.0331	0.0275	0.0218	0.0137	0.0100	0.0080	0.0067	0.0057
May 1, 2017	0.0617	0.0352	0.0129	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0090	0.0217	0.0266	0.0230	0.0171	0.0119	0.0064	0.0047	0.0039	0.0033	0.0028
May 1, 2018	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.

Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•	if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

•	if the stock price is in excess of $500.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and

•	if the stock price is less than $30.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.

Notwithstanding the foregoing, in no event will the settlement rate per purchase contract exceed 0.5263 shares of common stock, subject to adjustment in the same manner as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”

Notice to Settle with Cash

Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, with the completed “Notice to Settle with Cash” form at any time on or after the date we give notice of a final remarketing and prior to 4:00 p.m., New York City time on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 20 Corporate Units.

The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.

Upon receipt of the cash payment, the related RSN will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.

If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its RSNs in the final remarketing, or to have exercised its put right (as described under “—Remarketing” above), in each case, as applicable.

Any cash received by the collateral agent upon cash settlement may, upon our written direction (provided we will have no obligation to provide, and will not be liable for failing to provide, such written direction), be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 3.35% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 2015.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 15th day of the month immediately preceding the month in which the relevant payment date falls (whether or not a business day). These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System.”

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

For the avoidance of doubt, subject to our right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.

Our obligations with respect to contract adjustment payments will be subordinate and junior in right of payment to our obligations under any of our Senior Debt (as defined under “Description of the Remarketable Subordinated Notes—Subordination”) and will rank on parity with the RSNs.

We may, at our option and upon prior written notice of at least one business day before the record date to the purchase contract agent and the holders, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 5.25% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, we must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.

The restrictions listed above do not apply to:

(a)	purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)	any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(d)	dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in exchange for capital stock and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(e)	redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)	payments on the RSNs, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part;

(g)	any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities; or

(h)	any derivative transaction entered into to effect any transaction permitted pursuant to paragraphs (a) through (g) above.

Anti-dilution Adjustments

Each fixed settlement rate will be subject to the following adjustments:

(1)	Stock Dividends, Splits and Combinations. If we exclusively issue shares of our common stock as a dividend or other distribution on all or substantially all of our common stock, or if we effect a share split or share combination, each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 ×	OS1 OS0

where,

SR0 =	such fixed settlement rate in effect immediately prior to the close of business on the record date (as defined below) of such dividend or other distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

SR1 =	such fixed settlement rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable; and

OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this paragraph (1) shall become effective immediately after the close of business on the record date for such dividend or other distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this paragraph (1) is declared but not so paid or made, the fixed settlement rates shall be immediately readjusted, effective as of the date that our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(2)	Stock Purchase Rights. If we issue to all or substantially all holders of our common stock any rights, options, warrants or other securities (other than rights, options, warrants or other securities pursuant to a dividend reinvestment, share purchase or similar plan), entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock that is less than the current market price (as defined below) calculated as of the record date for such issuance, each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	OS0 + X OS0 + Y

where,

SR0 =	such fixed settlement rate in effect immediately prior to the close of business on the record date for such issuance;

SR1 =	such fixed settlement rate in effect immediately after the close of business on such record date;

OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on such record date;

X =	the total number of shares of our common stock issuable pursuant to such rights, options, warrants or other securities; and

Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options, warrants or other securities, divided by the current market price on such record date.

Any increase made under this paragraph (2) will be made successively whenever any such rights, options, warrants or other securities are issued and shall become effective immediately after the close of business on the record date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options, warrants or other securities, the fixed settlement rates shall be decreased, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options, warrants or other securities are not so issued, the fixed settlement rates shall be decreased to the fixed settlement rates that would then be in effect if such record date for such issuance had not occurred.

For purposes of this paragraph (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of our common stock at a price per share of our common stock less than the current market price on the record date for such issuance, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration we receive for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined in good faith by our board of directors or a committee thereof.

(3)	Debt, Asset or Security Distributions. If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to paragraph (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in paragraph (4) below shall apply; and

•	spin-offs as to which the provisions set forth below in this paragraph (3) shall apply;

each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	SP0 SP0 – FMV

where,

SR0 =	such fixed settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1 =	such fixed settlement rate in effect immediately after the close of business on such record date;

SP0 =	the current market price of our common stock calculated as of such record date; and

FMV =	the fair market value (as determined in good faith by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the record date for such distribution.

Any increase made under the portion of this paragraph (3) above shall become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the fixed settlement rates shall be decreased, as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to be the fixed settlement rates that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, in respect of each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate in effect on the record date for the distribution.

With respect to an adjustment pursuant to this paragraph (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours, that are, or when issued will be, listed or admitted for trading on a U.S. national securities exchange or quotation system, which we refer to as a “spin-off,” each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	FMV0 + MP0 MP0

where,

SR0 =	such fixed settlement rate in effect immediately before the close of business on the record date for such distribution;

SR1 =	such fixed settlement rate in effect immediately after giving effect to the adjustment under this portion of this paragraph (3) applicable to spin-offs;

FMV0 =	the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock; and

MP0 =	the current market price of our common stock.

Any increase to the fixed settlement rates under the preceding paragraph will occur on:

•	the 10th trading day from and including the effective date of the spin-off; or

•	if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the ex-dividend date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.

Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities on the principal U.S. national securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following, and including, the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock on the principal U.S. national securities exchange or quotation system on which our common stock is listed or quoted at that time over the first 10 trading days following, and including, the effective date of the spin-off.

If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex-dividend date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the principal U.S. national securities exchange or quotation system on which our common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.

(4)	Cash Distributions. If we pay any cash dividend or distribution to all or substantially all holders of our common stock during any quarterly period in an amount that exceeds $0.625 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 ×	SP0 SP0 – C

where,

SR0 =	such fixed settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

SR1 =	such fixed settlement rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 =	the current market price of our common stock; and

C =	the amount, if any, by which the per share amount of the dividend or distribution exceeds the reference dividend.

Any increase made under this paragraph (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid or made, the fixed settlement rates shall be decreased, effective as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to be the fixed settlement rates that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, in respect of each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate in effect on the record date for such cash dividend or distribution.

The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (4). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.

(5)	Tender and Exchange Offers. If we or any of our subsidiaries make a payment and/or delivery in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment and/or delivery per share of common stock exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the “expiration date”), each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 x	AC + (SP1 x OS1) (OS0 x SP1)

where,

SR0 =	such fixed settlement rate in effect immediately prior to the close of business on the expiration date;

SR1 =	such fixed settlement rate in effect immediately after the close of business on the expiration date;

AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) to be paid and/or delivered for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of our common stock outstanding immediately prior to the close of business on the expiration date (prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of our common stock outstanding immediately after the close of business on the expiration date (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the current market price of our common stock.

Any increase made under this paragraph (5) shall become effective immediately after the close of business on the expiration date.

For purposes of paragraphs (2) and (3) (except as otherwise expressly provided therein with respect to spin-offs) above, the “current market price” per share of our common stock or any other security on any day means the average VWAP of our common stock or such other security on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the “ex-dividend date” with respect to the issuance or distribution requiring such computation. For purposes of paragraph (4) above, the “current market price” per share of our common stock means the closing price of our common stock on the trading day immediately preceding the ex-dividend date for the relevant cash dividend or distribution. For purposes of paragraph (5) above, the “current market price” per share of our common stock means the closing price of our common stock on the trading day next succeeding the expiration date of the relevant tender offer or exchange offer. The term “ex-dividend date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution. The term “record date” means, when used with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a committee thereof, statute, contract or otherwise).

We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in paragraph (3) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate. If we make such a discretionary adjustment, it must remain in effect for at least 20 business days.

For U.S. federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, non-U.S. holders (as defined in “Material United States Federal Income Tax Consequences”) may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Material United States Federal Income Tax Consequences—U.S. Holders—Purchase Contracts” and “Material United States Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax.”

Adjustments to the fixed settlement rates will be calculated by us to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.

No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

The fixed settlement rates will not be adjusted (subject to our right to increase them if our board of directors deems it advisable as described in the third preceding paragraph):

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the day the Equity Units were first issued;

•	for any dividend or distribution of common stock in exchange for our common stock in connection with a merger, sale or conveyance effected solely for the purpose of changing our jurisdiction of incorporation;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid contract adjustment payments.

We will, as promptly as practicable after the fixed settlement rates are adjusted, provide written notice of the adjustment to the holders of Equity Units and the purchase contract agent.

If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the floor price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.

If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration date, ex-dividend date or record date for any share split or share combination, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on the first trading day of the 20 scheduled trading day period during which the applicable market value is calculated or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the fixed settlement rates and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration date, ex-dividend date or record date for any share split or share combination, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.

Reorganization Events

The following events are defined as “reorganization events”:

•	any consolidation or merger of the Company with or into another person or of another person with or into the Company or a similar transaction (other than a consolidation, merger or similar transaction in which the Company is the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);

•	any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, as a result of which the shares of our common stock are exchanged for cash, securities or other property;

•	any statutory exchange of the common stock of the Company with another corporation (other than in connection with a merger or acquisition); and

•	any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under “—Termination”).

Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election or (y) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock.

In the event of such a reorganization event, the person formed by such consolidation or merger or the person that acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “—Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below). In addition, in the event of a termination of the purchase contracts as a result of a termination event, holders of the purchase contracts will not have a claim in bankruptcy under the purchase contract with respect to our issuance of shares of our common stock or the right to receive contract adjustment payments.

Upon any termination event, the Equity Units will represent the right to receive the RSNs underlying the undivided beneficial interest in the RSNs, applicable ownership interests in the Treasury Portfolio, or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, we will promptly give the purchase contract agent, the collateral agent and the holders written notice of such termination event and the collateral agent will release the related interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000, we will issue upon request of the purchase contract agent RSNs in denominations of $50 and integral multiples thereof in exchange for RSNs in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the RSNs will be subject to the equitable jurisdiction and powers of the bankruptcy court.

A “termination event” means any of the following events with respect to the Company:

(1)

at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;

(2)	at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or

(3)	at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the U.S. Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

Pledged Securities and Pledge

The undivided beneficial ownership interests in the RSNs, or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio (as described under the first bullet of the definition of “Treasury portfolio”), that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to the pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•	in the case of Corporate Units, to substitute a Treasury security for the related RSN, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for an RSN;”

•	in the case of Treasury Units, to substitute an RSN for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units;” and

•	upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Unit), will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related RSNs (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units), will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

In this Description of the Purchase Contract and Pledge Agreement, “Anthem,” “we,” “us,” “our” and the “Company” refer only to Anthem, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the other terms of the purchase contract and pledge agreement. The summary contains a description of additional material terms of the agreement but is only a summary and is not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, including the definitions of certain terms used therein, the form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

Except as described under “—Book-Entry System” below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled, and transfers of the Corporate Units and Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we will make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or, if the holder timely so requests, by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, as described under “Description of the Purchase Contracts—Termination”) at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the purchase contract and pledge agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and

•	to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units; it being understood that any amendment made to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet will be deemed not to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions allowing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

•	except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders or otherwise adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or remarketing agreement in any respect;

•	increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•	impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•	reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.

No Consent to Assumption

Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the U.S. Bankruptcy Code or otherwise, of the related purchase contracts by us, our receiver, liquidator or trustee or person or entity performing similar functions in the event that we become a debtor under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing entity, or the successor entity (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the indenture by one or more supplemental agreements in form satisfactory to the purchase contract agent, the collateral agent and the trustee, executed and delivered to the purchase contract agent, the collateral agent and the trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.

In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any) as us and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York. We, the purchase contract agent, the collateral agent, the custodial agent, the securities intermediary and each holder of a Corporate Unit or Treasury Unit, by its acceptance thereof, waive any rights they may have to a trial by jury in respect of any legal proceeding arising out of or relating to the purchase contracts and the purchase contract and pledge agreement.

Information Concerning the Purchase Contract Agent

BNY (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

In addition to serving as the purchase contract agent and collateral agent, as described below, BNY will serve as the custodial agent and securities intermediary under the purchase contract and pledge agreement and as the trustee for the RSNs. We and certain of our affiliates maintain banking and credit relationships with BNY and its affiliates.

Information Concerning the Collateral Agent

BNY (or its successor) will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Miscellaneous

The purchase contract and pledge agreement will provide that we will indemnify the purchase contract agent and pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity reasonably satisfactory to the purchase contract agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any RSNs owed pursuant to such holder’s applicable ownership interests in RSNs or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of our common stock under the purchase contracts constituting part of any Equity Unit held by such holder.

Book-Entry System

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the “depository,” will act as securities depository for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depository’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depository or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants (“direct participants”) deposit with the depository. The depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include U.S. and Non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and

Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.

If (1) the depository notifies us that it is unwilling or unable to continue its services as depository and no successor depository has been appointed within 90 days after our receipt of such notice; (2) the depository ceases to be a clearing agency registered under the Exchange Act when the depository is required to be so registered and we receive notice of such cessation, and no successor depository has been appointed within 90 days after our receipt of such notice or our becoming aware of such cessation; or (3) any Event of Default (as defined in “Description of the Remarketable Subordinated Notes—Events of Default”) has occurred and is continuing or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the RSNs, or we have failed to perform any of our obligations under the purchase contract and pledge agreement, the Corporate Units, the Treasury Units or the purchase contracts, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate, then (x) we will prepare definitive certificates with respect to such Corporate Units or Treasury Units, as applicable, and will deliver such certificates to the purchase contract agent and (y) upon surrender of the global security certificates representing Corporate Units or Treasury Units by the depository, accompanied by registration instructions, we will cause definitive certificates to be delivered to the beneficial owners in accordance with instructions provided by the depository. We and the purchase contract agent will not be liable for any delay in delivery of such instructions and may conclusively rely on, and will be authorized and protected in relying on, such instructions. Each definitive certificate so delivered will evidence Corporate Units or Treasury Units, as applicable, of the same kind and tenor as the global security certificate so surrendered in respect thereof.

As long as the depository or its nominee is the registered owner of the global security certificates, the depository or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related RSNs, Treasury securities and common stock will be made to the depository or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depository or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depository or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depository, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depository from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depository’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to these beneficial ownership interests.

Although the depository has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depository is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depository or its direct participants or indirect participants under the rules and procedures governing the depository.

The information in this section concerning the depository and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE REMARKETABLE SUBORDINATED NOTES

In this Description of the Remarketable Subordinated Notes, “Anthem,” “we,” “us,” “our” and the “Company” refer only to Anthem, Inc. and any successor obligor, and not to any of its subsidiaries.

The following summary description sets forth certain terms and provisions of the 1.90% remarketable subordinated notes due 2028 (the “RSNs”), and to the extent inconsistent therewith replaces the description of the general terms and provisions of the subordinated debt securities set forth in the accompanying base prospectus, to which we refer you. Because this description is a summary, it does not describe every aspect of the RSNs and should be read together with the forms of RSNs, the subordinated indenture (as defined under “Description of the Remarketable Subordinated Notes—Ranking”) under which the RSNs will be issued, the first supplemental indenture (as defined under “Description of the Remarketable Subordinated Notes—Ranking”) establishing the terms of the RSNs. The subordinated indenture is filed as an exhibit to, and incorporated by reference in, the registration statement of which the accompanying base prospectus is a part. In this summary, we refer to the subordinated indenture, as supplemented by the first supplemental indenture, together, as the “indenture.”

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for provisions that apply to the RSNs.

General

We will issue the RSNs as a series of debt securities under the subordinated indenture. We may issue an unlimited amount of other securities under the subordinated indenture which are on parity with the RSNs.

The RSNs will be our unsecured and subordinated obligations and will be subordinated to all of our Senior Debt (as defined under “—Subordination”). Additional information about our current outstanding indebtedness and the relative priorities of our indebtedness is described below under “—Ranking.”

The RSNs will be issued in fully registered form only, without coupons. Any RSNs that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “—Book-Entry Issuance—The Depository Trust Company.” The authorized denominations of the RSNs will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts—Termination” above, we will issue upon request the purchase contract agent RSNs in denominations of $50 and integral multiples thereof. Except in certain circumstances described below, the RSNs that are issued as global securities will not be exchangeable for RSNs in definitive certificated form.

Each Corporate Unit includes a 1/20, or 5%, undivided beneficial ownership interest in an RSN having a principal amount of $1,000 that corresponds to the stated amount of $50 per Corporate Unit.

The RSNs will not be subject to a sinking fund provision and, prior to the purchase contract settlement date, will not be subject to discharge or defeasance. After the purchase contract settlement date, the RSNs will be subject to discharge and defeasance as described under “Description of the Debt Securities—Satisfaction and Discharge” and “Description of the Debt Securities—Defeasance,” respectively, in the accompanying base prospectus. The entire principal amount of the RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon (other than deferred interest payments and compound interest thereon, with respect to any deferral period that begins prior to the purchase contract settlement date, which will be due and payable at the end of such deferral period as described below under “—Option to Defer Interest Payments”), on May 1, 2028. As described below under “—Put Option upon Failed Remarketing,” holders will have the right to require us to purchase their RSNs under certain circumstances. Except as set forth under “—Put Option upon Failed Remarketing” and “—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the indenture will not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or repurchasing our securities. Except for the covenants described under “—Consolidation, Merger or Sale,” the indenture does not contain provisions that afford holders of the RSNs protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

The RSNs are initially being offered in the principal amount of $1,175,000,000. If we issue additional Corporate Units as a result of the underwriters’ exercise of their over-allotment option, we may, without the consent of the holders of the RSNs, increase the principal amount of the RSNs and issue up to an additional $75,000,000 principal amount of RSNs having the same ranking, interest rate, maturity and other terms as the RSNs. Any such new RSNs, together with the existing RSNs, will constitute a single class of securities under the indenture. The existing RSNs and any new RSNs having the same terms as the RSNs offered hereby subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, voting waivers and amendments.

We will not pay any additional amounts to holders of the RSNs that are not U.S. persons in respect of any tax, assessment or governmental charge.

Ranking

The RSNs will be issued by us under an indenture (the “subordinated indenture”) between us and BNY (referred to herein as the “trustee”), as supplemented by a supplemental indenture, the terms of which are described in this prospectus supplement (the “first supplemental indenture” and, together with the subordinated indenture, the “indenture”). We may issue under the subordinated indenture additional debt securities that rank on parity with to the RSNs.

The RSNs will be unsecured and will rank junior in payment to all of our existing and future Senior Debt, as described under “—Subordination.” The RSNs will also be effectively subordinated to all liabilities of our subsidiaries. All of our existing indebtedness is Senior Debt. See “—Subordination.”

Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the RSNs is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of the RSNs will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of March 31, 2015, we had $15.3 billion principal amount of outstanding long term debt on an unconsolidated basis that would have been senior to the RSNs. Additionally, as of March 31, 2015, our subsidiaries had $22.1 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the RSNs would have been structurally subordinated. We do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs. The provisions of the indenture do not limit the amount of indebtedness or preferred stock issuable by our subsidiaries. We and our subsidiaries expect to incur additional indebtedness from time to time.

Principal and Interest

The RSNs will mature on May 1, 2028 (the “stated maturity date”) and will initially bear interest from the date of original issuance at the rate of 1.90% per annum. Subject to any deferral as described below under “—Option to Defer Interest Payments,” and subject to the changes to the interest payment dates made pursuant to a successful remarketing, interest will be payable quarterly on February 1, May 1, August 1 and November 1 of each year (each, an “interest payment date”), commencing on August 1, 2015, and at maturity. Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the RSNs are registered at the close of business on the record date, which will be the close of business on the 15th day of the calendar month immediately preceding the calendar month in which the applicable interest payment date falls (whether or not a business day). Notwithstanding the foregoing, any interest payable at maturity will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed in a 30-day month.

If any interest payment date, redemption date, maturity date or the date (if any) on which we are required to purchase the RSNs is not a business day, then the applicable payment will be made on the next succeeding day that is a business day, and no interest will accrue or be paid in respect of such delay. “Business day,” for purposes of the indenture, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

The interest rate on the RSNs may be reset in connection with a successful remarketing, as described below under “—Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and the RSNs will continue to bear interest at the initial interest rate, all as described below under “—Interest Rate Reset.” Except in the case of a failed final remarketing, interest on the RSNs following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.

Option to Defer Interest Payments

Prior to any successful remarketing of the RSNs, we may elect at one or more times to defer payment of interest on the RSNs for one or more consecutive interest periods. However, we will not be permitted to defer the interest payable on the purchase contract settlement date or the maturity date, and no interest payment may be deferred beyond the purchase contract settlement date or the maturity date.

Deferred interest on the RSNs will bear interest at the interest rate applicable to the RSNs, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the next interest payment date on which we have paid all accrued and previously unpaid interest (including compounded interest thereon) on the RSNs and (ii) (a) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (b) the maturity date, in the case of a deferral period that begins after the purchase contract settlement date.

We will give the holders of the RSNs and the trustee written notice of our election to begin a deferral period at least one business day before the record date for the interest payment date on which we intend to begin a deferral period. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period (and will not constitute a default) unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. We may pay deferred interest (including compounded interest thereon) in cash on any scheduled interest payment date occurring on or prior to (i) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (ii) the maturity date, in the case of a deferral period that begins after the purchase contract settlement date; provided that in order to end a deferral period on any scheduled interest payment date other than the purchase contract settlement date or the maturity date, we must deliver written notice thereof to holders of the RSNs and the trustee on or before the relevant record date.

In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid to the holders of the RSNs (whether or not such RSNs were remarketed in such remarketing) on the purchase contract settlement date in cash.

If we have paid all deferred interest (including compounded interest thereon) on the RSNs, we can again defer interest payments on RSNs as described above. The indenture does not limit the number or frequency of interest deferral periods.

If we have not paid all such deferred amounts (including compounded interest thereon) in cash for a period of 30 days following the end of the deferral period, we will be in default under the indenture. See “Description of the Debt Securities—Events of Default” in the accompanying base prospectus. We currently do not intend to exercise our option to defer interest on the RSNs.

In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances

We have agreed that if a deferral period is continuing with respect to the RSNs or we have given notice of a deferral period and the deferral period has not yet commenced, then until all deferred interest (including compounded interest thereon) has been paid, we will not:

(i)	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

(ii)	make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the RSNs; or

(iii)	make any guarantee payments under any guarantee by us of debt securities if the guarantee ranks on parity with, or junior to, the RSNs.

The restrictions listed above do not apply to:

(a)	purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date the payment of interest is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)	any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (i) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(d)	dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in exchange for capital stock and distributions in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;

(e)	redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)	payments on the RSNs, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the RSNs, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the indenture to make interest payments in part;

(g)	any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities; or

(h)	any derivative transaction entered into to effect any transaction permitted pursuant to paragraphs (a) through (g) above.

Remarketing

The RSNs will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”

Following any successful remarketing of the RSNs and without the consent of any holders of the RSNs:

•	the interest rate on the RSNs may be reset as described below and under “—Interest Rate Reset” below;

•	interest will be payable on the RSNs semi-annually on May 1 and November 1 of each year;

•	the RSNs will cease to be redeemable at our option, and the provisions described under “—Redemption at Our Option” and “—Redemption Procedures” below will no longer apply to the RSNs; and

•	we will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “—Option to Defer Interest Payments” above will no longer apply to the RSNs.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

In order to remarket the RSNs, the remarketing agent, in consultation with us, may reset the interest rate on the RSNs (either upward or downward) in order to produce the required price in the remarketing, as discussed under “Description of the Purchase Contracts—Remarketing.”

Remarketing of RSNs That Are Not Included in Corporate Units

At any time after we give notice of a remarketing (other than during a blackout period), holders of RSNs that do not underlie Corporate Units may elect to have their RSNs remarketed in such remarketing in the same manner as RSNs that underlie Corporate Units by delivering their RSNs along with a notice of this election to the custodial agent. The custodial agent will hold the RSNs separate from the collateral account in which the pledged securities will be held. Holders of RSNs electing to have their RSNs remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of a successful remarketing during the optional remarketing period, each holder of separate RSNs that elects to have its RSNs remarketed will receive, for each $1,000 principal amount of RSNs sold, the remarketing price per RSN. The “remarketing price per RSN” means, for each $1,000 principal amount of RSNs, an amount in cash equal to the quotient of the Treasury portfolio purchase price, divided by the number of RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For the purposes of determining the proceeds that the remarketing agent will seek to obtain for the RSNs in an optional remarketing, the “separate RSNs purchase price” means the amount in cash equal to the product of (1) the remarketing price per RSN, multiplied by (2) the number of RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate RSNs that elects to have its RSNs remarketed will receive an amount, for each $1,000 principal amount of RSNs, equal to $1,000 in cash. Any accrued and unpaid interest on such RSNs, including any accrued and unpaid deferred interest (including compounded interest thereon), will be paid in cash by us, on the purchase contract settlement date.

Interest Rate Reset

In the case of a successful remarketing, the interest rate on the RSNs may be reset on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the third business day following the optional remarketing date (or, if the remarketed RSNs are priced after 4:30 p.m. New York time on the optional remarketing date, the fourth business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with us, as the rate the RSNs should bear in order for the remarketing proceeds to equal at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with us, as the rate the RSNs should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the RSNs being remarketed. In any case, a reset rate may be higher or lower than the initial interest rate of the RSNs depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on the RSNs will be payable on a semi-annual basis on May 1 and November 1 of each year.

If the RSNs are not successfully remarketed, the interest rate will not be reset and the RSNs will continue to bear interest at the initial annual interest rate of 1.90%.

The remarketing agent is not obligated to purchase any RSNs that would otherwise remain unsold in the remarketing. None of the Company, the remarketing agent or any agent of the Company or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of RSNs for remarketing.

Put Option upon Failed Remarketing

If the RSNs have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of RSNs will have the right to require us to purchase their RSNs on the purchase contract settlement date, upon at least two business days’ prior notice in the case of RSNs that are not included in Corporate Units, at a price equal to the principal amount of such RSNs. In such circumstances, holders of RSNs that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts—Remarketing,” unless they settle the related purchase contracts with separate cash.

Redemption at Our Option

We may redeem the RSNs at our option only if there has been a failed final remarketing. In that event, any RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after May 1, 2020 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. We may at any time irrevocably waive the right to redeem the RSNs for any specified period (including the remaining term of the RSNs). We may not redeem the RSNs if the RSNs have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding RSNs for all interest periods terminating on or prior to the redemption date. Following a successful remarketing of the RSNs, the RSNs will cease to be redeemable at our option.

Redemption Procedures

We will send notice of any optional redemption to the registered holder of the RSNs being redeemed not less than 30 days and not more than 60 days prior to the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price and that on the redemption date, the redemption price will become due and payable and that RSNs called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price). On or prior to the redemption date, we will deposit with the paying agent or the trustee money sufficient to pay the redemption price of the RSNs to be redeemed on that date. If we redeem less than all of the RSNs, and the RSNs are issued as global securities, the particular RSNs to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the RSNs to be redeemed are not issued as global securities, the trustee will choose the particular RSNs to be redeemed by such method as the trustee shall deem fair and appropriate.

In the event the final remarketing fails and you do not settle the related purchase contracts with separate cash, if you hold RSNs as part of Corporate Units you will be deemed to exercise your option to put the RSNs to us unless you elect to settle the purchase contracts with separate cash as described under “Description of the Purchase Contracts—Notice to Settle with Cash,” and we will apply the put price against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the RSNs, but we do not have to give you prior notice or follow any of the other redemption procedures.

If we redeem less than all of the RSNs, we may block the transfer or exchange of all RSNs during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of RSNs selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any RSN being partially redeemed.

Events of Default

The Events of Default and related provisions set forth under “Description of the Debt Securities—Events of Default” in the accompanying base prospectus will apply to the RSNs. In addition, an “Event of Default” with respect to the RSNs will occur if we fail to pay the purchase price of any RSN on the purchase contract settlement date, if required under “—Put Option upon Failed Remarketing” above.

The holders of not less than a majority in principal amount of outstanding RSNs may waive any default under the indenture, other than a default in the payment of principal of, or interest on, the RSNs (including the redemption price or purchase price of the RSNs, if applicable), or a default under the indenture with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding RSN.

If any portion of the amount payable on the RSNs upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.

Consolidation, Merger or Sale

We will agree not to merge or consolidate with any other person or sell or convey our properties and assets substantially as an entirety to any person unless (i) either we are the surviving person, or the resulting, surviving or transferee person (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation (if not us) expressly assumes the due and punctual payment of the principal of and interest on the RSNs, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the RSNs.

This “—Consolidation, Merger or Sale” section replaces the “Description of the Debt Securities—Mergers and Similar Events” section of the accompanying base prospectus in its entirety.

Modification of Indenture

This “—Modification of Indenture” section replaces the “Description of the Debt Securities—Modification and Waiver” section of the accompanying base prospectus in its entirety.

Without Holder Consent

Without the consent of any holders of RSNs, we and the trustee may from time to time amend and/or supplement the indenture and the RSNs for the following purposes:

•	to evidence the succession of another corporation to us, or successive successions, and the assumption by any such successor corporation of our covenants, agreements and obligations pursuant to the provisions described under “—Consolidation, Merger or Sale;”

•	to add to our covenants for the benefit of the holders of the RSNs or to surrender any right or power conferred upon us in the indenture;

•	to add any additional events of default for the benefit of the holders of the RSNs;

•	to add one or more guarantees for the benefit of the holders of the RSNs;

•	to secure the RSNs;

•	to appoint a successor trustee or revise any provisions of the indenture necessary to administer the trusts under the indenture;

•	to comply with the rules of any applicable depository;

•	to cure any ambiguity or mistakes in the indenture or the RSNs;

•	to change any other provision under the indenture that does not adversely affect the interests of the holders of the RSNs in any material respect;

•	to comply with SEC requirements either to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	following the purchase contract settlement date, to supplement any of the provisions of the RSNs to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the RSNs pursuant to the indenture, provided that any such action will not adversely affect the interests of any holder of any RSN in any material respect;

•	to set forth the terms of the RSNs following a successful remarketing, to incorporate the reset interest rate and semi-annual interest payment dates and to eliminate the RSNs’ optional redemption and interest deferral provisions; and

•	to conform the terms of the indenture and the RSNs to the descriptions thereof contained in the “Description of the Remarketable Subordinated Notes,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” sections in the preliminary prospectus supplement for the Equity Units, as supplemented and/or amended by the related pricing term sheet.

With Holder Consent

Under the indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the RSNs under the indenture may be entered into by us, when authorized by board resolution, and the trustee, with the consent of the holders of not less than a majority in principal amount of the RSNs. However, no such supplemental indenture shall, without the consent of the holder of each RSN then outstanding affected thereby:

•	change the stated maturity of, or any installment of interest on, the RSNs;

•	reduce any amounts due on the RSNs;

•	change the place or currency of payment for the RSNs;

•	impair the right of any holder of an RSN to sue for payment;

•	reduce the percentage in principal amount of the RSNs the approval of whose holders is needed to modify or amend the indenture or the RSNs;

•	reduce the percentage in principal amount of the RSNs the approval of whose holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	modify any of the provisions dealing with modification and waiver of the indenture, except to increase the percentage of holders who must consent thereto or to provide that certain other provisions cannot be modified or waived without the consent of the holders of all RSNs then outstanding;

•	modify the provisions relating to the subordination of the RSNs in a manner adverse to the holders thereof without the consent of the holder of each RSN so affected;

•	modify the put right of holders of the RSNs upon a failed remarketing in a manner materially adverse to the holders without the consent of the holder of each RSN so affected; or

•	modify the remarketing provisions of the RSNs in a manner materially adverse to the holders without the consent of the holder of each RSN so affected.

For the avoidance of doubt, the immediately preceding sentence will not limit our ability to modify the terms of the RSNs in connection with a remarketing that is made in accordance with the terms of the indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of holders of securities other than the RSNs, or which modifies the rights of the holders of securities other than the RSNs with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the RSNs.

We may omit to comply with any covenant or condition contained in the indenture if holders of a majority in principal amount of the RSNs waive such compliance.

Subordination

The RSNs will be subordinate and junior in right of payment to all of our Senior Debt as defined below.

Upon any acceleration of the principal amount due on the RSNs, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on such Senior Debt, including any amounts due upon acceleration, before the holders of the RSNs will be entitled to receive or retain any payment in respect of the principal of, or interest on, the RSNs. Upon any payment or distribution of our assets to creditors upon any dissolution, winding-up, total or partial liquidation or reorganization, receivership, assignment for the benefit of creditors, marshaling of assets and liabilities, bankruptcy, insolvency or debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of all Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the RSNs have the right to receive or retain any payment in respect of the principal of, or interest on, the RSNs.

No payments on account of principal, or interest, in respect of the RSNs may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•	there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

“Senior Debt” means the principal of, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for post-petition interest is allowed in such proceeding) on our Debt, whether incurred on, before or after the date of the indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the RSNs.

“Debt” means, with respect to us, whether recourse is to all or a portion of our assets and whether or not contingent:

•	every obligation of ours for money borrowed;

•	every obligation of ours evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of ours with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person;

•	every obligation of ours incurred in connection with the acquisition of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of ours; and

•	every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, we have guaranteed or for which we are responsible or liable, directly or indirectly, as obligor or otherwise.

Senior Debt will be entitled to the benefits of the subordination provisions in the indenture irrespective of the amendment, modification or waiver of any term of the Senior Debt. We may not amend the indenture to change the subordination provisions without the consent of each holder of Senior Debt that the amendment would adversely affect.

The RSNs will be unsecured and will be subordinated to all of our existing and future “Senior Debt,” as described above. The RSNs will be effectively subordinated to all liabilities of our subsidiaries.

Holders of the RSNs should recognize that contractual provisions in the indenture may prohibit us from making payments on the RSNs. The RSNs are subordinate and junior in right of payment, to the extent and in the manner stated in the indenture, to all of our Senior Debt, as defined above.

The indenture does not restrict or limit in any way our ability to incur Senior Debt. As of March 31, 2015, we had $15.3 billion principal amount of outstanding long term debt on an unconsolidated basis that would have been senior to the RSNs. Additionally, as of March 31, 2015, our subsidiaries had $22.1 billion of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the RSNs would have been structurally subordinated. We do not have any debt securities outstanding that would rank on parity with, or junior to, the RSNs.

The “Description of the Debt Securities—Subordination” section of the accompanying base prospectus does not apply to the RSNs.

Title

Prior to due presentment for registration of transfer of any RSN, we, the trustee and any agent of ours or the trustee may deem and treat the person in whose name such RSN is registered as the absolute owner of such RSN for the purpose of receiving payment of or an account of the principal of and interest on such RSN and for all other purposes and neither we nor the trustee nor any agent of ours or the trustee will be affected by any notice to the contrary.

Governing Law

The indenture and the RSNs provide that they will be governed by and for all purposes construed in accordance with the laws of the State of New York. We, the trustee and each holder of an RSN by its acceptance thereof, waive any rights they may have to a trial by jury in respect of any litigation based on, arising out of, under or in connection with the indenture or the RSNs.

The Trustee

The trustee under the indenture will be BNY. We and certain of our affiliates maintain banking and credit relationships with BNY and its affiliates.

Book-Entry Issuance—The Depository Trust Company

The RSNs that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The RSNs that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the trustee as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System” for a description of DTC.

Purchases of the RSNs under the DTC system must be made by or through direct participants, which will receive a credit for the RSNs on DTC’s records. The ownership interest of each actual purchaser of each RSN (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the RSNs. Transfers of ownership interests in the RSNs are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in RSNs, except in the event that use of the book-entry system for the RSNs is discontinued.

To facilitate subsequent transfers, all RSNs deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the RSNs with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the RSNs; DTC’s records reflect only the identity of the direct participants to whose accounts the RSNs are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the RSNs unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the RSNs are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the RSNs.

Payments of principal and interest on the RSNs will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

In a few special situations described below, a book-entry security representing Anthem securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

Notwithstanding anything to the contrary in the base prospectus, the special situations for termination of a global security representing the RSNs are:

•	DTC notifies us that it is unwilling or unable to continue as depository for that global security or DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days; or

•	any Event of Default with respect to the RSNs has occurred and is continuing, or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the RSNs, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate.

DTC may discontinue providing its services as securities depository with respect to the RSNs at any time by giving us or the trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the RSNs will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

The trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the indenture or under applicable law with respect to any transfer of any interest in any RSN (including any transfers between or among direct participant of DTC or beneficial owners of interests in any RSN) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by DTC.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences to U.S. holders (as defined below) and non-U.S. holders (as defined below) of the purchase, ownership and disposition of Equity Units acquired in this offering and our common stock acquired under a purchase contract. This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder, and administrative rulings and judicial decisions, each as in effect as of the date of this prospectus supplement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth herein.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Equity Units that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Equity Units that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Equity Units (including components thereof) or our common stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding Equity Units or our common stock should consult their tax advisors regarding the tax consequences to them of the ownership and disposition of Equity Units or our common stock.

This discussion is limited to beneficial owners who purchase the Equity Units in the initial offering at their “issue price” (the first price at which a substantial amount of the Equity Units is sold for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and who hold the Equity Units as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax considerations applicable to subsequent purchasers of the Equity Units. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of such beneficial owner’s particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or that may apply to beneficial owners subject to special rules under the U.S. federal income tax laws (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes, certain former citizens or former long-term residents of the United States, beneficial owners who hold the Equity Units as part of a hedge, straddle, constructive sale or conversion transaction and shareholders in “controlled foreign corporations” or “passive foreign investment companies” that hold the Equity Units). This discussion also does not address U.S. federal tax laws other than those pertaining to the income tax, nor does it address any aspects of U.S. state, local, non-U.S. or other taxes. Accordingly, prospective investors should consult their tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of the purchase, ownership and disposition of the Equity Units or common stock acquired under a purchase contract.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS, RSNS, TREASURY SECURITIES, TREASURY PORTFOLIO, PURCHASE CONTRACTS OR OUR COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS) OF PURCHASING, OWNING AND DISPOSING OF THE EQUITY UNITS, RSNS, TREASURY SECURITIES, TREASURY PORTFOLIO, PURCHASE CONTRACTS AND OUR COMMON STOCK.

Characterization of Equity Units and RSNs

The IRS has issued a Revenue Ruling addressing certain aspects of instruments similar to the Equity Units. In the Revenue Ruling, the IRS concluded that, for U.S. federal income tax purposes, an interest in a unit comprising a note and a purchase contract would be treated as a separate interest in such note and a separate interest in such purchase contract. The IRS also concluded that the notes issued as part of such unit were treated as debt for U.S. federal income tax purposes. However, the terms of the Equity Units, which are complex financial instruments, vary in some respects from the terms of the units addressed by the IRS in the Revenue Ruling, and there is no statutory, judicial or administrative authority directly addressing the tax treatment of instruments with terms substantially identical to those of the Equity Units. Thus, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. We have not sought any rulings concerning the treatment of the Equity Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary.

Based on the Revenue Ruling noted above, although the matter is not free from doubt, beneficial owners of an Equity Unit will be treated for U.S. federal income tax purposes as separately owning two components — (i) a purchase contract, and (ii) an undivided beneficial ownership interest in an RSN, the Treasury Portfolio or the Treasury securities, as applicable. Assuming an Equity Unit is treated as consisting of two components, the RSNs will be treated as indebtedness for all U.S. federal income tax purposes. We and, by purchasing Equity Units, each beneficial owner agrees to treat the purchase contracts and the RSNs (or the Treasury securities or the interest in the Treasury portfolio as applicable) as owned separately by such beneficial owner, and to treat the RSNs as indebtedness, for all U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment. Also, unless the context otherwise requires, each reference herein to “RSN” or “RSNs” (or “Treasury security” or “Treasury securities” or “Treasury portfolio”) is a reference to a beneficial owner’s undivided beneficial interest in the RSNs (or the Treasury securities or the Treasury portfolio).

U.S. Holders

Equity Units

Allocation of Purchase Price

The purchase price of each Corporate Unit will be allocated between the RSN and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish a U.S. holder’s initial tax basis in the RSN and the purchase contract. We will report the initial fair market value of each RSN as $50 and the initial fair market value of the purchase contract as $0 and by purchasing a Corporate Unit, a U.S. holder will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of the Equity Units

Upon a sale, exchange or other taxable disposition of an Equity Unit (collectively, a “disposition”), a U.S. holder will be treated as having sold, exchanged or disposed of each of the purchase contract and its undivided beneficial ownership interest in the RSN or the Treasury securities or the Treasury portfolio, as the case may be, that constitute such Equity Units. The proceeds realized on such disposition will be allocated between the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, in proportion to their respective fair market values at the time of such disposition. As a result, as to each of the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, a U.S. holder generally will recognize gain or loss upon such disposition equal to the difference between (i) the portion of the proceeds received by such U.S. holder that is allocable to the purchase contract and the RSN or the Treasury securities or the Treasury portfolio, as the case may be, and (ii) such U.S. holder’s adjusted tax basis in the purchase contract and such RSN or Treasury securities or Treasury portfolio, respectively. For purposes of determining gain or loss, the proceeds received by such U.S. holder upon such disposition (i) will not include any amount properly attributable to accrued but unpaid interest on the RSN or the Treasury portfolio, which amount will be taxable as ordinary interest income to the extent not previously included in income by such U.S. holder, and (ii) may not include any amount properly attributable to accrued contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income by such U.S. holder. Any such gain or loss with respect to a component of an Equity Unit generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such component for a period of more than one year (the tax consequences of the sale, exchange, or other taxable disposition of Treasury securities is discussed in greater detail below). Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

If the sale, exchange or other taxable disposition of an Equity Unit by a U.S. holder occurs when the purchase contract has a negative value, the U.S. federal income tax consequences are, in the absence of any authorities on point, unclear. In such case, the U.S. holder may be considered to have received additional consideration for the RSN or the Treasury Securities or the Treasury Portfolio, as the case may be, in an amount equal to such negative value and then to have paid such amount to be relieved from such U.S. holder’s obligation under the purchase contract. U.S. holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

The RSNs

Treatment of the RSNs

Under applicable U.S. Treasury regulations, the possibility that stated interest on a debt instrument will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”) if such contingency is “remote.” We believe, and intend to take the position, that as of the date of this prospectus supplement, the likelihood that we will exercise our option to defer payments of interest under the terms of the RSNs is remote within the meaning of the applicable U.S. Treasury regulations. Based on the foregoing and our interpretation of the current U.S. Treasury regulations, we intend to treat the RSNs as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds” and that mature, solely for purposes of the OID rules, on the date immediately preceding the purchase contract settlement date, for an amount equal to 100% of their principal amount. The remainder of this discussion assumes that the RSNs will be treated in the manner described in the preceding sentence. However, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the RSNs, and therefore the U.S. federal income tax treatment of the RSNs is unclear and other characterizations are possible In particular, it is possible that the RSNs could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In that event, a U.S. holder would generally be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the RSNs, regardless of such U.S. holder’s regular method of tax accounting, and (2) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of an RSN. U.S. holders should consult their tax advisors regarding alternative characterizations and treatments of the RSNs.

Interest Income and Original Issue Discount

Based on the above, we believe the RSNs will not be treated as issued with OID. In such case, subject to the discussion below, the RSNs will not be subject to the special OID rules, at least upon initial issuance, so that, as stated above, a U.S. holder will generally be taxed on the stated interest on the RSNs as ordinary income at the time it is paid or accrued in accordance with its regular method of tax accounting.

However, OID will result if we exercise our right to defer payments of interest on the RSNs. In that event, we intend to treat the RSNs as reissued with OID and U.S. holders would generally be required to accrue such OID as ordinary income, using the constant-yield method prescribed by the U.S. Treasury regulations, prior to the receipt of the cash attributable thereto.

Tax Basis in the RSNs

A U.S. holder’s initial tax basis in an RSN will equal the portion of the purchase price for the Equity Unit allocated to the RSN as described under “—Equity Units—Allocation of Purchase Price” above. If we exercise our right to defer payments of interest and the RSNs are treated as reissued with OID as described above, a U.S. holder’s tax basis in the RSNs would be increased by the amounts of accrued OID recognized as income and decreased by all payments on the RSNs including payments of stated interest.

Sale, Exchange, Remarketing or Other Taxable Disposition of RSNs

Upon a sale, exchange or other taxable disposition of an RSN (including upon the remarketing of the RSNs), a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized by such U.S. holder on such disposition of the RSN and such U.S. holder’s adjusted tax basis in the RSN, except to the extent such U.S. holder is treated as receiving accrued but unpaid interest, which is taxable as ordinary interest income if not previously included in such U.S. holder’s income. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such RSN for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

If a U.S. holder does not participate in the remarketing, any reset of the interest rate and/or modification of the redemption provisions of the RSNs in connection with the remarketing generally will not cause such U.S. holder to be treated as having sold, exchanged or otherwise disposed of its RSNs.

Treasury Securities

Substitution of Treasury Securities to Create Treasury Units and Substitution of RSNs to Recreate Corporate Units

U.S. holders of Corporate Units who deliver Treasury securities to the collateral agent in substitution for RSNs generally will not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the RSNs. Similarly, U.S. holders of Treasury Units who deliver RSNs to the collateral agent in substitution for Treasury securities will not recognize gain or loss upon their delivery of such RSNs or their receipt of the Treasury securities. In each case, the U.S. holder will continue to take into account items of income otherwise includible with respect to such Treasury securities and RSNs, and its adjusted tax bases in, and holding periods for, the Treasury securities, the RSNs and the purchase contract will not be affected by such delivery and release.

Interest Income, Original Issue Discount and Acquisition Discount

Treasury Strips

If a Treasury Unit or, following a successful remarketing, the Treasury portfolio contains Treasury strips, a U.S. holder will be required to treat its ownership interest in the Treasury strips as an interest in a bond that is originally issued on the date the holder acquires the Treasury strips and, in the case of Treasury strips with a maturity of more than a year, has OID equal to the excess of the amount payable at maturity of the Treasury strips over the purchase price thereof, or, in the case of Treasury strips with a maturity of a year or less, was acquired with acquisition discount equal to the excess of the amount payable at maturity of the Treasury strips over the purchase price thereof. A U.S. holder will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury strips and the maturity date of the Treasury strips, regardless of the holder’s method of tax accounting and in advance of the receipt of cash attributable to the OID. A U.S. holder that is a cash method taxpayer will not report acquisition discount until the Treasury strips mature or the holder sells, exchanges or otherwise disposes of the Treasury strips in a taxable transaction, unless the holder elects to accrue the acquisition discount on a current basis. If a U.S. holder does not elect to accrue acquisition discount on a current basis, any interest expense on indebtedness used to purchase or carry the Treasury strips, to the extent it does not exceed the daily portions of acquisition discount with respect to the Treasury strips, will be deferred until the acquisition discount is recognized. A U.S. holder that is an accrual method taxpayer (or a cash method taxpayer that elects to accrue acquisition discount) will be required to accrue the acquisition discount on a straight-line basis unless the holder elects to accrue the acquisition discount on a constant yield to maturity basis. Amounts of OID or acquisition discount included in a U.S. holder’s gross income will increase the holder’s adjusted tax basis in the Treasury strips.

Other Treasury Securities

Following a successful remarketing, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, a U.S. holder will be required to recognize ordinary income to the extent of such U.S. holder’s pro rata portion of the interest paid with respect to such Treasury securities. In the case of any Treasury security with a maturity of one year or less from the date of its issue (a “short-term Treasury security”), a U.S. holder will be required to treat the acquisition discount (i.e., the excess of the amount payable at maturity with respect to such short-term Treasury security over such U.S. holder’s tax basis in such short-term Treasury security) in the manner described above under “—Treasury Strips.”

Sale, Exchange, or Other Taxable Disposition of Treasury Securities

Upon the disposition or maturity of a U.S. holder’s Treasury securities (or pro rata portion of the Treasury securities in the Treasury portfolio), such U.S. holder will recognize gain or loss on the difference between the amount realized (other than amounts attributable to accrued interest) and the U.S. holder’s adjusted tax basis in such Treasury securities. Such gain or loss will generally be capital gain or loss, except to the extent of any accrued acquisition discount not previously included in income which will be treated as ordinary income.

A U.S. holder’s initial tax basis in such U.S. holder’s applicable ownership interest in the Treasury portfolio will equal such U.S. holder’s proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. holder’s initial tax basis in a Treasury security constituting part of a Treasury Unit generally will equal the amount paid by such U.S. holder. A U.S. holder’s adjusted tax basis in the applicable Treasury security will be increased by the amount of OID or acquisition discount included in such U.S. holder’s gross income with respect thereto and decreased by the amount of cash received other than any payments of qualified stated interest with respect to the Treasury portfolio.

Purchase Contracts

Contract Adjustment Payments

There is no direct authority addressing the treatment of the contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable ordinary income to U.S. holders when received or accrued, in accordance with their regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income to U.S. holders. The following discussion assumes that the contract payments are so treated for U.S. federal income tax purposes. However, other treatments are possible. In addition, if we exercise our right to defer contract adjustment payments, a U.S. holder may be required to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of the receipt of any corresponding cash payments. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that any contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any. The treatment of contract adjustment payments and deferred contract adjustment payments, if any, could affect a U.S. holder’s adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount realized by a U.S. holder upon the sale or other disposition of an Equity Unit or the termination of a purchase contract.

Acquisition of Our Common Stock Under a Purchase Contract

A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to such U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in respect of such fractional share. A U.S. holder’s aggregate initial tax basis in our common stock received under a purchase contract should generally equal the purchase price paid for such common stock plus the properly allocable portion of such U.S. holder’s adjusted tax basis (if any) in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for our common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

Early Settlement of Purchase Contract

A U.S. holder will not recognize gain or loss on the receipt of its ownership interest in the RSNs, the Treasury securities or the Treasury portfolio upon early settlement of a purchase contract, and will have the same adjusted tax basis in such RSNs or Treasury securities or the Treasury portfolio as before such early settlement.

Termination of Purchase Contract

If a purchase contract terminates, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such termination, the U.S. holder held such purchase contract for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the return of such U.S. holder’s ownership interest in the RSNs, the Treasury securities or the Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in such RSNs, Treasury securities or the Treasury portfolio as before such termination.

Adjustment to Settlement Rate

A U.S. holder may be treated as having received a constructive distribution from us if (1) the settlement rate is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such U.S. holder in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for taxable distributions with respect to our common stock. Any deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the earnings and profits rules described below. Thus, under certain circumstances, an increase in (or failure to decrease) the settlement rate might give rise to a taxable dividend to U.S. holders even though such U.S. holders would not receive any cash related thereto.

Ownership and Disposition of Our Common Stock Acquired under the Purchase Contract

Any distribution on our common stock generally will be treated as a dividend to a U.S. holder of our common stock to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. Distributions on our common stock that do constitute dividends generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, if received by a non-corporate U.S. holder (and provided certain other requirements are met), and eligible for the dividends-received deduction, if received by a corporate U.S. holder (subject to exceptions and restrictions). To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock.

Upon a disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in such common stock. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in respect of such common stock is more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments made by us on, or the proceeds from the sale or other disposition of, the Equity Units (or any component thereof) or shares of our common stock, unless the U.S. holder establishes that it is an exempt recipient. In addition, U.S. federal backup withholding may apply to such payments if the U.S. holder fails to provide a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding or otherwise fails to establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

U.S. Federal Withholding Tax

Interest on the RSNs, the Treasury Securities and the Treasury Portfolio

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA,” payments of interest (including OID and acquisition discount, if any) on the RSNs, the Treasury securities and the Treasury portfolio to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•	such interest is not effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•	either (a) the beneficial owner of the RSNs provides a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) certifying, under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and providing its name and address or (b) a financial institution that holds the RSNs and Treasury Securities on behalf of the beneficial owner certifies, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) from the beneficial owner and provides a copy thereof.

If a non-U.S. holder cannot satisfy one of the last three requirements described above and if interest on the RSNs, the Treasury securities and the Treasury portfolio is not exempt from withholding because it is effectively connected with the conduct of a trade or business in the United States, payments of interest on the RSNs, the Treasury securities and the Treasury portfolio will generally be subject to withholding tax at a rate of 30%, or the rate specified by an applicable treaty.

Any interest payments that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to U.S. federal income tax on a net income basis and at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Dividends and Other Distributions with Respect to Our Common Stock and Contract Adjustment Payments

Any distribution on our common stock generally will be treated as a dividend to a non-U.S. holder of our common stock to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock and will be treated as described below under “—Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the RSNs, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock.”

Subject to the discussion below, U.S. federal withholding tax generally will apply to dividends, if any (and generally any deemed or constructive dividends resulting from certain adjustments or failures to make an adjustment with respect to the purchase contracts as described under “—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate”), paid on the shares of common stock acquired under the purchase contract. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a non-U.S. holder.

We also expect U.S. federal withholding tax to be withheld on any contract adjustment payments made to a non-U.S. holder with respect to a purchase contract. Non-U.S. holders should consult their tax advisors concerning the possible treatment of contract adjustment payments as a purchase price adjustment, rebate or payment analogous to an option premium, and whether they may be entitled to a refund or credit from the IRS with respect to amounts withheld with respect to contract adjustment payments.

Accordingly, dividends, if any (including any deemed or constructive dividends), paid with respect to shares of common stock and contract adjustment payments made to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides a properly completed and executed IRS Form W-8ECI (or successor form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) prior to the payment date. Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Any dividend payments (including deemed or constructive dividends) or contract adjustment payments to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to U.S. federal income tax on a net income basis and at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the RSNs, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA,” except (i) potentially with respect to any amounts attributable to accrued and unpaid contract adjustment payments, which will be treated as described above under “—U.S. Federal Withholding Tax—Dividends and Other Distributions with Respect to Our Common Stock and Contract Adjustment Payments,” and (ii) with respect to any accrued and unpaid interest (including OID and acquisition discount), which will be treated as described above under “—Interest on the RSNs, the Treasury Securities and the Treasury Portfolio,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, remarketing or other taxable disposition of Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, purchase contracts or common stock acquired under the purchase contract, as the case may be, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	we are or have been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder’s holding period and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a foreign corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

We believe we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract paid to a non-U.S. holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.

U.S. federal backup withholding is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Payments of interest, contract adjustment payments and dividends with respect to, or the proceeds from the disposition of, the Equity Units, the RSNs, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their tax advisors regarding the application of these rules to their particular circumstances.

FATCA

Under Sections 1471 through 1474 of the Code, commonly referred to as “FATCA” and applicable U.S. Treasury regulations, a U.S. federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specially defined for purposes of these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). In addition, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners. Under certain circumstances, refunds or credits of such withholding taxes may be available. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. These withholding taxes would be imposed on interest paid on the RSNs, the Treasury securities or the Treasury portfolio, dividends (including deemed or constructive dividends), if any, paid with respect to shares of our common stock and contract adjustment payments paid with respect to a purchase contract, and on gross proceeds from sales or other dispositions of the RSNs, the Treasury securities, the Treasury portfolio and our common stock paid after December 31, 2016, in each case, to foreign financial institutions (including in their capacity as agents or custodians for beneficial owners) or non-financial foreign entities that fail to satisfy the above requirements. Prospective holders should consult with their tax advisors regarding the possible implications of FATCA and related administrative guidance on their investment in the Equity Units.

ERISA CONSIDERATIONS

ERISA, the Code and federal, state, local and foreign laws that are substantively similar or are of similar effect (“Similar Law”) impose certain restrictions on:

•	employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA (“ERISA Plans”);

•	plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and annuities or Keogh plans;

•	any entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 and the regulations under Section 401 of ERISA (as modified by Section 3(42) of ERISA) by reason of a plan’s investment in such entities;

•	governmental plans, certain church plans (each as defined under ERISA) and foreign plans that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but may be subject to Section 503 of the Code and/or Similar Law (“Non-ERISA Plans”) (together with ERISA Plans, plans described in Section 4975(e)(1) of the Code and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities, referred to as a “Plan”); and

•	persons who have certain specified relationships to a Plan (“Parties in Interest” as defined under ERISA and “Disqualified Persons” as defined under the Code).

ERISA, the Code and Similar Law impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest or Disqualified Persons. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of assets of a Plan, or who renders investment advice to a Plan for a fee or other compensation, is generally considered a fiduciary of the Plan. Accordingly, among other factors, the investing fiduciary should consider whether:

•	the investment would satisfy the prudence and diversification requirements of ERISA or Similar Law, including among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment;

•	an investment in the Corporate Units (and the securities underlying such Corporate Units) is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio;

•	the investment would be consistent with the documents and instruments governing the Plan;

•	the investment is made solely in the interest of participants and beneficiaries of the Plan;

•	the acquisition and holding of Corporate Units (and the securities underlying the Corporate Units) would result in (1) a “prohibited transaction” under ERISA or the Code for which there is no applicable exemption or (2) a violation of Similar Law; and

•	the investment does not violate ERISA’s prohibition on improper delegation of control over or responsibility for Plan assets.

The Corporate Units (and the securities underlying the Corporate Units) held by a Plan will be deemed to constitute Plan assets. If we or any of our respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to an ERISA Plan or a Plan subject to Section 4975 of the Code, such Plan’s acquisition, holding or disposition of the Corporate Units (and the securities underlying the Corporate Units) may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (e.g., an extension of credit between a Plan and a Party in Interest or Disqualified Person or a transfer to, or by or for the benefit of, a Party in Interest or Disqualified Person, of Plan assets), unless the Corporate Units (and the securities underlying the Corporate Units) are acquired and held pursuant to and in accordance with an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of Corporate Units (and the securities underlying the

Corporate Units). These class exemptions include: PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers who are not exercising investment discretion with respect to the Plan assets involved in the transaction and in which the Plan must pay no more, and receive no less, than “adequate consideration.”

Even if the conditions specified in one or more exemptions are met, the scope of the relief provided by these exemptions may or may not cover all acts that could be construed as prohibited transactions. For example, certain of the exemptions may not afford relief from the prohibition on self-dealing contained in ERISA Section 406(b) and Code Sections 4975(c)(1)(E) and (F). As a result, there can be no assurance that any exemption(s) will be available with respect to any particular transaction involving the Corporate Units (and the securities underlying the Corporate Units).

A Plan subject to Similar Law might be subject to provisions similar to the prohibited transaction restrictions described above.

The Corporate Units (and the securities underlying the Corporate Units) should not be purchased or held by (i) any person investing assets of a Plan (including any insurance company investing assets in a general or separate account, to the extent such assets are deemed to be “plan assets” as a result of a Plan’s investment in such account), unless such purchase and holding will either not constitute a prohibited transaction under ERISA and the Code or will be covered by an applicable exemption or (ii) any person investing assets of a Non-ERISA Plan unless such purchase and holding will not violate applicable Similar Law. Any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase the Corporate Units (and the securities underlying the Corporate Units) should consult with its own counsel with respect to the potential applicability of ERISA, the Code or Similar Law, the potential consequences in its specific circumstances, and whether any exemption or exemptions would be applicable and determine on its own whether all conditions of such exemption or exemptions have been satisfied. In addition, the investing fiduciary should determine whether the investment in the Corporate Units (and the securities underlying the Corporate Units) satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or Similar Law.

Accordingly, by its purchase or holding of the Corporate Units (and the securities underlying the Corporate Units), each purchaser or holder of the Corporate Units will be deemed to have represented and warranted that either:

•	the purchaser or holder is not purchasing or holding the Corporate Units (and the securities underlying the Corporate Units) with, or on behalf of, the assets of any Plan; or

•	(1) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or Similar Law, (2) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) will not result in a non-exempt prohibited transaction under ERISA or the Code, or violate any Similar Law and (3) neither we nor any of our subsidiaries are or will be deemed to be a fiduciary with respect to any Plan.

The sale or transfer of Corporate Units (and the securities underlying the Corporate Units) to a Plan or person acting on behalf of a Plan is in no way a representation by us that the purchase, holding or disposition of Corporate Units (and the securities underlying the Corporate Units) meets the legal requirements for investments by Plans or is appropriate for Plans.

Any purported purchase, transfer or acceptance of any Corporate Units by or to a purchaser or transferee that does not comply with the foregoing shall be null and void ab initio.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated May 6, 2015, we have agreed to sell to each of the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives, the following respective numbers of Equity Units:

Underwriter	Number of Units
Credit Suisse Securities (USA) LLC	12,925,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,937,500
Barclays Capital Inc.	646,250
Citigroup Global Markets Inc.	646,250
Deutsche Bank Securities Inc	646,250
Goldman, Sachs & Co	646,250
J.P. Morgan Securities LLC	646,250
Fifth Third Securities, Inc.	470,000
Morgan Stanley & Co. LLC	470,000
SunTrust Robinson Humphrey, Inc.	470,000
UBS Securities LLC	470,000
U.S. Bancorp Investments, Inc	470,000
Wells Fargo Securities, LLC	470,000
Mitsubishi UFJ Securities (USA), Inc.	317,250
The Huntington Investment Company	317,250
Mizuho Securities USA Inc.	317,250
PNC Capital Markets LLC	317,250
SMBC Nikko Securities America, Inc.	317,250

Total	23,500,000

The underwriting agreement provides that the underwriters are obligated to purchase all the Equity Units in the offering if any are purchased, other than those Equity Units covered by the option to purchase additional Equity Units described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 13-day option to purchase from us, within the 13 day period beginning on, and including, the initial closing date for this offering, on a pro rata basis, up to 1,500,000 additional Corporate Units.

The underwriters propose to offer the Equity Units initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession not in excess of $0.51 per Equity Unit. After the initial public offering the underwriters may change the public offering price and selling concession.

The following table summarizes the compensation and estimated expenses we will pay:

	Without Purchase Option	With Purchase Option
Underwriting discounts and commissions paid by us	$19,975,000	$21,250,000
Expenses payable by us	$3,612,520	$3,612,520

We have agreed that, for a period of 60 days from the date of this prospectus supplement, we will not without the prior consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock; or

•	file with the SEC a registration statement under the Securities Act relating to any additional sales of shares of our common stock or securities convertible into or exercisable or exchangeable for, any shares of our common stock, or publicly disclose the intention to effect any transaction described in this bullet point or the immediately preceding bullet points, whether any such transaction is to be settled by delivery of the common stock or such other securities, in cash or otherwise.

Notwithstanding the above, we may, without the consent of Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated:

•	issue and sell the Equity Units offered by this prospectus supplement;

•	issue shares of common stock in connection with any early settlement (upon the occurrence of a fundamental change or otherwise) of any purchase contract underlying a Corporate Unit or Treasury Unit by the holder thereof;

•	issue shares of common stock issuable upon exercise of warrants or options outstanding on the date hereof;

•	purchase shares of common stock pursuant to our publicly announced share repurchase program and enter into derivative transactions in connection therewith;

•	enter into ordinary course interest rate hedging transactions and total rate of return swaps;

•	issue, grant or vest equity incentive awards in the ordinary course of business or pursuant to equity incentive programs;

•	purchase or transfer shares of common stock in the ordinary course of business under a trading plan pursuant to Rule 10b5-1; and

•	file a registration statement with the SEC on Form S-8 in connection with our employee benefit plans and arrangements.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Corporate Units are a new issue of securities with no established trading market. We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the date of initial issuance of the Corporate Units under the symbol “ANTX” but there is no guarantee that such listing will be approved.

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of Equity Units in excess of the number of Equity Units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Equity Units over-allotted by the underwriters is not greater than the number of Equity Units that they may purchase in their option to purchase additional Equity Units. In a naked short position, the number of Equity Units involved is greater than the number of Equity Units in the option to purchase additional Equity Units. The underwriters may close out any covered short position by either exercising their option to purchase additional Equity Units and/or purchasing Equity Units in the open market.

•	Syndicate covering transactions involve purchases of the Equity Units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of Equity Units to close out the short position, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through their option to purchase additional Equity Units. If the underwriters sell more Equity Units than could be covered by the option to purchase additional Equity Units, a naked short position, the position can only be closed out by buying Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the Equity Units in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Equity Units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Equity Units or preventing or retarding a decline in the market price of the Equity Units. As a result the price of the Equity Units may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of Equity Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, certain affiliates of the underwriters are participants in our $2.0 billion revolving credit facility.

In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Notice to Prospective Investors in the United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus supplement and accompanying prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of(1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State, and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in Switzerland

This document as well as any other material relating to the securities which are the subject of the offering contemplated by this prospectus supplement does not constitute an issue prospectus pursuant to Articles 652a or 1156 of the Swiss Code of Obligations. The securities will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the securities, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The securities are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the securities with the intention to distribute them to the public.

The investors will be individually approached by us from time to time. This document as well as any other material relating to the securities is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

Further, any securities issued on conversion of the Equity Units must not be offered for sale in Australia in the period of 12 months after the date of issue of those securities except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the notes and specified legal matters in connection with this offering will be passed upon for us by Hogan Lovells US LLP. Davis Polk & Wardwell LLP, New York, New York, will act as counsel for the underwriters. With respect to certain legal matters relating to Indiana law, Hogan Lovells US LLP has relied upon the opinion of Faegre Baker Daniels LLP, Indianapolis, Indiana, counsel for Anthem.

EXPERTS

The consolidated financial statements and schedule of Anthem appearing in Anthem’s annual report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Anthem’s internal control over financial reporting as of December 31, 2014 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1–800–SEC–0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov.

You should also be able to inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus supplement and the accompanying prospectus. For further information on us and the securities, you should refer to our registration statement and its exhibits. This prospectus supplement and the accompanying prospectus summarize material provisions of contracts and other documents to which we refer you. Because the prospectus supplement and the accompanying prospectus may not contain all the information that you may find important, you should review the full text of these documents.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We specifically incorporate by reference the following documents, which we have already filed with the SEC:

(i)	our Annual Report on Form 10-K for the year ended December 31, 2014;

(ii)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015; and

(iii)	our Definitive Proxy Statement on Schedule 14A for our 2015 annual meeting of shareholders filed on April 1, 2015.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before all of the securities offered by this prospectus supplement are sold are incorporated by reference in this prospectus supplement from the date of filing of the documents, except for information “furnished” under Item 2.02 and Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus supplement and information previously filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the foregoing documents and any other documents that are incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to our principal executive office, located at: 120 Monument Circle, Indianapolis, Indiana 46204, Telephone (317) 488-6000.

PROSPECTUS

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

PREFERRED STOCK

COMMON STOCK

DEPOSITARY SHARES

WARRANTS

RIGHTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

We may offer and sell, from time to time, one or any combination of the securities we describe in this prospectus. The debt securities and our preferred stock we may offer may be convertible into or exchangeable for our common stock or our other securities, or debt or equity securities of one or more other entities. When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities.

You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange under the symbol “ANTM.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 1 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell any of the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, the terms “we,” “us,” “our,” the “Company” and “Anthem” refer to Anthem, Inc. (formerly known as WellPoint, Inc.) and/or Anthem, Inc. and its direct and indirect subsidiaries, as the context requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s),” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. Forward-looking statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such forward-looking statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus or any applicable prospectus supplement, including, without limitation, the “Risk Factors” beginning on page 1 herein and incorporated by reference herein from our most recent Annual Report on Form 10-K and other reports and information that we file from time to time in the future with the SEC. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RISK FACTORS

Investing in our securities involves certain risks. Before acquiring any securities, you should carefully consider, among other things, the matters discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference herein, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. The address of that site is http://www.sec.gov. You should also be able to inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We also make available, free of charge, on or through our Internet web site (http://www.antheminc.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed below under the heading “Incorporation of Certain Documents by Reference.”

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We specifically incorporate by reference the following documents, which we have already filed with the SEC:

(i)	our Annual Report on Form 10-K for the year ended December 31, 2014;

(ii)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

(iii)	our Definitive Proxy Statement on Schedule 14A for our 2015 annual meeting of shareholders filed on April 1, 2015; and

(iv)	the description of our common stock contained in our Registration Statement on Form 8-A filed on October 26, 2001 and any amendment or reports filed for the purpose of updating such description.

In addition, we also incorporate by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of this offering; provided, however, that we are not incorporating any information “furnished” under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K or other information “furnished” to the SEC, which is not deemed filed and not incorporated by reference herein. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We will provide without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents and any other documents that are incorporated by reference in this prospectus and the applicable prospectus supplement (other than exhibits to such information, unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to our principal executive office at the following address:

Anthem, Inc.

Attention: Investor Relations

120 Monument Circle

Indianapolis, Indiana 46204

Telephone (317) 488-6000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

OUR COMPANY

We are one of the largest health benefits companies in terms of medical membership in the United States, serving 38.5 million medical members through our affiliated health plans as of March 31, 2015. We offer a broad spectrum of network-based managed care plans to large and small employer, individual, Medicaid and Medicare markets. Our managed care plans include: preferred provider organizations; health maintenance organizations; point-of-service plans; traditional indemnity plans and other hybrid plans, including consumer-driven health plans; and hospital only and limited benefit products. In addition, we provide a broad array of managed care services to self-funded customers, including claims processing, underwriting, stop loss insurance, actuarial services, provider network access, medical cost management, disease management, wellness programs and other administrative services. We provide an array of specialty and other insurance products and services such as dental, vision, life and disability insurance benefits, radiology benefit management and analytics-driven personal health care guidance. We also provide services to the Federal Government in connection with the Federal Employee Program and various Medicare programs. We are an independent licensee of the Blue Cross and Blue Shield Association, an association of independent health benefit plans. We serve our members as the Blue Cross licensee for California and as the Blue Cross and Blue Shield, or BCBS, licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as BCBS in 10 New York City metropolitan and surrounding counties, and as Blue Cross or BCBS in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.) and Wisconsin. In a majority of these service areas we do business as Anthem Blue Cross, Anthem Blue Cross and Blue Shield, Blue Cross and Blue Shield of Georgia, and Empire Blue Cross Blue Shield, or Empire Blue Cross (in our New York service areas). We also conduct business through arrangements with other BCBS licensees in the states of South Carolina and Texas. We conduct business through our AMERIGROUP Corporation subsidiary in Florida, Georgia, Kansas, Louisiana, Maryland, Nevada, New Jersey, New Mexico, New York, Tennessee, Texas and Washington. We also conduct business through our recently acquired Simply Healthcare subsidiary in Florida. We also serve customers throughout the country as HealthLink, UniCare (including a non-risk arrangement with the State of Massachusetts) and in certain Arizona, California, Nevada, New York and Virginia markets through our CareMore Health Group, Inc. subsidiary. We are licensed to conduct insurance operations in all 50 states through our subsidiaries.

Anthem, Inc. (formerly known as WellPoint, Inc.) is incorporated under the laws of the State of Indiana. Anthem, Inc. changed its name from WellPoint, Inc. effective December 2, 2014. Our principal executive offices are located at 120 Monument Circle, Indianapolis, Indiana 46204 and our telephone number is (317) 488-6000. We maintain a website at www.antheminc.com where general information about us is available. We are not incorporating the contents of the website into this prospectus or any prospectus supplement.

If you would like to find more information about us, please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include but are not limited to the repayment of debt, investments in or extensions of credit to our subsidiaries, the financing of possible acquisitions or business expansion or the repurchase of shares of our common stock. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods presented.

	Three Months Ended March 31, 2015		Year Ended December 31,
			2014		2013		2012		2011		2010
Ratio of earnings to fixed charges (1)	10.18	x	7.57	x	6.78	x	7.85	x	9.25	x	10.05	x

(1)	The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For purposes of this computation, earnings are defined as income before income taxes, plus fixed charges. Fixed charges are defined as interest expense, including amortization of debt discount and expense related to indebtedness plus an estimated interest portion of rental expense.

We had no preference equity securities outstanding in any of the periods presented. As a result, our ratio of earnings to combined fixed charges and preferred stock dividends for each of such periods is identical to our ratio of earnings to fixed charges as indicated above.

DESCRIPTION OF THE DEBT SECURITIES

General

This section describes the general terms and provisions of the indentures and the debt securities we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the debt securities then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement. Because this is only a summary, it does not contain all of the details found in the full text of the indentures and the debt securities. We urge you to read carefully the full text of the indentures. The following summary is qualified in its entirety by the provisions of the indentures.

The debt securities offered by this prospectus will be direct obligations of Anthem and will be either senior or subordinated debt, which we refer to together as the debt securities. We will issue the debt securities under one of two separate indentures between us and The Bank of New York Mellon Trust Company, N.A., or the trustee. Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture. The senior note indenture and the subordinated note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The indentures provide that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of that series or establish additional terms for that series of debt securities. None of the indentures limits the amount of debt securities or other unsecured debt which we may issue.

In addition to the following description of the debt securities, you should refer to the detailed provisions of each indenture, copies of which are filed as exhibits to the registration statement.

A prospectus supplement will specify the following terms of any issue of debt securities we may offer:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series; provided, however, that such amount may from time to time be increased by a board resolution;

•	whether the debt securities will be senior or subordinated debt;

•	the price or prices at which the debt securities will be sold;

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

•	the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, and the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•	the place or places where the principal of, premium, if any, and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

•	the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•	our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities of the series will be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	if the amount of principal of, premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of, premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•	if the principal of, premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of, premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if the provisions of the indenture relating to satisfaction and discharge thereof shall not apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

•	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

•	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•	any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•	the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

•	whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	whether the debt securities will be issued pursuant to a periodic offering program;

•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Unless otherwise specified in a prospectus supplement, the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Anthem. The subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture, to all Senior Debt, as defined herein, of Anthem. See “Subordination” below.

Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any United States federal income tax consequences and other special considerations applicable to discounted debt securities.

Payment and Transfer

Unless we state otherwise in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register, which will be kept by the trustee or another agent of ours. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

Unless we state otherwise in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Global Notes, Delivery and Form

Unless otherwise specified in a prospectus supplement, the debt securities will be issued in the form of one or more fully registered Global Notes, as defined below, that will be deposited with, or on behalf of, The Depository Trust Company, referred to herein as the Depository, and registered in the name of the Depository’s nominee. A Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee. Global Notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

The Depository has advised us as follows:

•	The Depository is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	The Depository was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book entry changes in accounts of its participants, eliminating the need for physical movements of securities certificates.

•	The Depository participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own the Depository.

•	Access to the Depository book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

•	Where we issue a Global Note in connection with the sale thereof to an underwriter or underwriters, the Depository will immediately credit the accounts of participants designated by the underwriter or underwriters with the principal amount of the debt securities purchased by the underwriter or underwriters.

•	Ownership of beneficial interests in a Global Note will be shown on, and the transfers of ownership will be effected only through, records maintained by the Depository (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain purchasers of securities take physical delivery in definitive form of securities they purchase. These laws may limit your ability to transfer beneficial interests in a Global Note.

So long as a nominee of the Depository is the registered owner of a Global Note, that nominee for all purposes will be considered the sole owner or holder of the debt securities under the applicable indenture. Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners or holders thereof under the applicable indenture.

We will make payment of principal of, premium, if any, and interest on debt securities represented by a Global Note to the Depository or its nominee, as the case may be, as the registered owner and holder of the Global Note representing those debt securities. The Depository has advised us that upon receipt of any payment of principal of, or interest on, a Global Note, the Depository will immediately credit accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that Global Note, as shown in the records of the Depository. Standing instructions and customary practices will govern payments by participants to owners of beneficial interests in a Global Note held through those participants, as is now the case with securities held for the accounts of customers registered in “street name”. Those payments will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, the trustee nor any of our respective agents will be responsible in any respect for actions or inactions of the Depository, any nominee or any participant relating to, or payments made on account of, beneficial interest in a Global Note or for maintaining, supervising or reviewing any of the records of the Depository, any nominee or any participant relating to those beneficial interests.

We will issue debt securities in definitive form in exchange for a Global Note only in the following situations:

•	if the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 120 days;

•	if we choose to issue definitive debt securities; or

•	if there is an event of default and there is a request from the Depository or any holder of the debt securities to issue definitive debt securities.

In any such instance, an owner of a beneficial interest in a Global Note will be entitled to have debt securities equal in principal amount to that beneficial interest registered in its name and will be entitled to physical delivery of debt securities in definitive form. Debt securities in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. We will maintain one or more offices or agencies where debt securities may be presented for payment and may be transferred or exchanged. You will not be charged a fee for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Mergers and Similar Events

Anthem, Inc. is generally permitted to consolidate with or merge into any other person. In this section, “person” refers to any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency. Anthem, Inc. is also permitted to sell substantially all of its assets to any other person, or to buy substantially all of the assets of any other person. However, Anthem, Inc. may not take any of these actions unless all the following conditions are met:

•	Where we merge out of existence or sell all or substantially all of our assets, the other person must be a corporation (or the other person must include a corporate co-issuer of the debt securities) organized under the laws of a state or the District of Columbia or under federal law and it must agree to be legally responsible for the outstanding debt securities issued under the indentures. Upon assumption of our obligations by such a person in such circumstances, we shall be relieved of all obligations and covenants under the indentures and the debt securities.

•	The merger, sale of all or substantially all of our assets or other transaction must not cause a default on the debt securities, and we must not already be in default unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described below under “Events of Default.” A default for this purpose would also include any event that would be an Event of Default if we received the required notice of our default or if under the indentures the default would become an Event of Default after existing for a specified period of time.

•	We have delivered an officer’s certificate and an opinion of counsel to the trustee stating that the transaction and any supplemental indenture required in connection therewith comply with the requirements of the indenture.

Modification and Waiver

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce any premium payable upon the redemption of the debt securities or change the date on which any debt securities may or must be redeemed;

•	change the place or currency of payment for a debt security;

•	impair your right to sue for payment;

•	reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to modify or amend the applicable indenture or the debt securities;

•	reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

•	modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture, except to increase the percentage required for any modification or to provide that other provisions of such indenture may not be modified or waived without your consent; and

•	if the debt securities are convertible, make any change that adversely affects in any material respect the terms of conversion of such debt securities unless such change is permitted by the terms of such debt securities.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the debt securities. This type is limited to corrections and clarifications and certain other changes that would not adversely affect holders of the debt securities. The following is a non-exhaustive list of those types of changes:

•	evidence the succession of another person to the Company;

•	add to the covenants of the Company for the benefit of the holders of the debt securities;

•	add any additional Events of Default for the benefit of the holders of the debt securities;

•	add one or more guarantees for the benefit of the holders of the debt securities;

•	secure the debt securities;

•	appoint a successor Trustee or revise any provisions of the indentures necessary to administer the trusts under the indentures;

•	provide for the issuance of additional debt securities of any series;

•	establish the form or terms of any additional debt securities issued;

•	to comply with the rules of any applicable depository;

•	alter any provisions of the indentures necessary to permit the issuance of debt securities in bearer form;

•	modify any provisions regarding one or more series of the debt securities that affect only debt securities to be issued under the applicable indenture after the changes take effect;

•	cure any ambiguity or mistakes in the indentures or the debt securities;

•	change any other provision under the indentures that does not adversely affect the interests of the holders of the debt securities;

•	supplement the indentures in order to permit the defeasance and discharge of any series of debt securities in any manner that does not adversely affect the interest of the holders of the debt securities;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which the debt securities may be listed or traded; and

•	to comply with SEC requirements.

Changes Requiring a Majority Vote. Any other change to the applicable indenture and the debt securities would require the following approval:

•	If the change affects only debt securities of one series, it must be approved by the holders of not less than a majority in principal amount of the debt securities of that series.

•	If the change affects the debt securities of one series as well as the debt securities of one or more other series issued under the applicable indenture, it must be approved by the holders of not less than a majority in principal amount of the debt securities of each series affected by the change. In each case, the required approval must be given by written consent. Most changes fall into this category.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the applicable indenture or the debt securities listed in the first category described previously under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of Anthem or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

In particular, the prospectus supplement will specify:

•	the type of securities into which the debt security may be converted or exchanged;

•	the conversion price or exchange ratio, and its method of calculation;

•	whether conversion or exchange is mandatory or at your election; and

•	how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Defeasance

The indentures include provisions allowing defeasance of the debt securities, which means that we may discharge our entire indebtedness under the indentures, if specific acts are performed. The indentures provide for full defeasance and covenant defeasance, as further described below.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, which we refer to as a full defeasance, if we put in place the following other arrangements for you to be repaid:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series money or U.S. government or U.S. government agency notes or bonds, or a combination thereof, that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

In addition, the subordinated note indenture provides that if we choose to have the defeasance and discharge provision applied to the subordinated debt securities, the subordination provisions of the subordinated note indenture will become ineffective upon full defeasance of the subordinated debt securities.

However, even if we make the deposit in trust and opinion delivery arrangements discussed above, a number of our obligations relating to the debt securities will remain. These include our obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities, which we refer to as covenant defeasance. In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series money or U.S. government or U.S. government agency notes or bonds, or a combination thereof, that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Satisfaction and Discharge

The indentures will cease to be of further effect and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the applicable indenture upon compliance with certain conditions, including:

•	Our having paid all sums payable by us under the applicable indenture, as and when the same shall be due and payable.

•	Our having delivered to the trustee for cancellation all debt securities theretofore authenticated under the applicable indenture; or, all debt securities of any series outstanding under the applicable indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such debt securities of any series outstanding under the applicable indenture.

•	Our having delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Highly Leveraged Transaction

The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

Subordination

Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all of our Senior Debt (including all debt securities issued under the senior note indenture) whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	receivership;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets and liabilities;

•	bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•	there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

“Senior Debt” means the principal of, premium, if any and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for post-petition interest is allowed in such proceeding) on our Debt, whether incurred on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of that person for money borrowed;

•	every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person;

•	every obligation of that person incurred in connection with the acquisition of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person; and

•	every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

The indentures will place no limitation on the amount of additional Senior Debt that we may incur.

Events of Default

Each indenture defines an Event of Default with respect to any series of debt securities. Unless otherwise provided in the applicable prospectus supplement, Events of Default are any of the following:

•	We do not pay the principal or any premium on a note on its due date.

•	We do not pay interest on a note within 30 days of its due date.

•	We do not make any sinking fund payment when due.

•	We remain in breach of any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the debt securities of the affected series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

An Event of Default under one series of debt securities does not necessarily constitute an Event of Default under any other series of debt securities. Each indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee considers it in the interest of such holders to do so provided the trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the debt securities of that series or in the making of any sinking fund installment or analogous obligation with respect to that series.

Remedies If an Event of Default Occurs. Each indenture provides that if an Event of Default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are satisfied.

Except as may otherwise be provided in the indentures in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability, which is called an indemnity. If a reasonable indemnity is provided, the holders of a majority in principal amount of the debt securities outstanding of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. Subject to certain exceptions contained in the indentures, these majority holders may also direct the trustee in performing any other action under the applicable indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an Event of Default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

•	No inconsistent written requests by holders of a majority in principal amount of all outstanding debt securities of the affected series have been made to the trustee within the 60 days after the written notice of the Event of Default is sent to the trustee.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after the due date of that payment.

We will furnish to the trustee every year a written statement of one of our officers certifying that to such officer’s knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act applies.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indentures. The Bank of New York Mellon Trust Company, N.A. is the trustee under those certain indentures pursuant to which each of:

•	Anthem’s 1.250% senior unsecured notes due 2015;

•	Anthem’s 2.375% senior unsecured notes due 2017;

•	Anthem’s 5.875% senior unsecured notes due 2017;

•	Anthem’s 1.875% senior unsecured notes due 2018;

•	Anthem’s 2.300% senior unsecured notes due 2018;

•	Anthem’s 7.000% senior unsecured notes due 2019;

•	Anthem’s 2.250% senior unsecured notes due 2019;

•	Anthem’s 4.350% senior unsecured notes due 2020;

•	Anthem’s 3.700% senior unsecured notes due 2021;

•	Anthem’s 3.125% senior unsecured notes due 2022;

•	Anthem’s 3.300% senior unsecured notes due 2023;

•	Anthem’s 3.500% senior unsecured notes due 2024;

•	Anthem’s 5.950% senior unsecured notes due 2034;

•	Anthem’s 5.850% senior unsecured notes due 2036;

•	Anthem’s 6.375% senior unsecured notes due 2037;

•	Anthem’s 5.800% senior unsecured notes due 2040;

•	Anthem’s 4.625% senior unsecured notes due 2042;

•	Anthem’s 2.750% senior convertible debentures due 2042;

•	Anthem’s 4.650% senior unsecured notes due 2043;

•	Anthem’s 5.100% senior unsecured notes due 2044;

•	Anthem’s 4.650% senior unsecured notes due 2044; and

•	Anthem’s 4.850% senior unsecured notes due 2054;

are outstanding. The Bank of New York Mellon Trust Company, N.A. also is the fiscal agent under the fiscal agency agreement pursuant to which Anthem Insurance Companies, Inc.’s 9.000% surplus notes due 2027 are outstanding. The Bank of New York Mellon Corporation, an affiliate of the trustee, also performs services for us in the ordinary course of business.

DESCRIPTION OF THE PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the preferred stock then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement. Because this is only a summary, it does not contain all of the terms applicable to the preferred stock that we may offer. We urge you to read carefully our articles of incorporation and the articles of amendment we have filed or will file in relation to an issue of any particular series of preferred stock before you buy any preferred stock.

We are authorized to issue up to 100,000,000 shares of preferred stock, without par value, none of which is issued or outstanding. Our board of directors may issue from time to time shares of preferred stock in one or more series and with the relative powers, rights and preferences and for the consideration our board of directors may determine.

Our board of directors may, without further action of the shareholders, determine and set forth in an amendment to our articles of incorporation the following for each series of preferred stock:

•	the serial designation and the number of shares in that series;

•	the dividend rate or rates, whether dividends shall be cumulative and, if so, from what date, the payment date or dates for dividends, and any rights of priority or participating or other special rights with respect to dividends;

•	any voting rights of the shares;

•	whether the shares will be redeemable or convertible and, if so, the price or prices at which, and the terms and conditions on which the shares may be redeemed or converted;

•	the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of us prior to any payment or distribution of our assets to any class or classes of our stock ranking junior to the preferred stock;

•	whether the shares will be entitled to the benefit of a sinking fund and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

•	whether the shares will be subject to any restrictions on the issue of additional shares in addition to those restrictions already provided for in our articles of incorporation; and

•	any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our articles of incorporation.

Depending on the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control of us, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

The preferred stock, when issued, will be fully paid and nonassessable. Unless the applicable prospectus supplement provides otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which may be issued by us in the future. The transfer agent and registrar for the preferred stock will be specified in the applicable prospectus supplement.

DESCRIPTION OF THE COMMON STOCK

The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our articles of incorporation, our by-laws and the applicable provisions of Indiana law.

General

We are authorized to issue up to 900,000,000 shares of common stock, par value $0.01 per share. Each holder of our common stock is entitled to one vote per share of record on all matters to be voted upon by the shareholders. Holders do not have cumulative voting rights in the election of directors or any other matter. Subject to the preferential rights of the holders of any preferred stock that may at the time be outstanding, each share of common stock will entitle the holder of that share to an equal and ratable right to receive dividends or other distributions (other than purchases, redemptions or other acquisitions of shares by us) if declared from time to time by our board of directors and if there are sufficient funds to legally pay a dividend.

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding. Holders of common stock have no preemptive or redemption rights and will not be subject to further calls or assessments by us. Any shares of common stock offered by this prospectus will, when issued, be fully paid and non-assessable.

Authorized But Unissued Shares

Indiana law does not require shareholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of current management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Limitations on Ownership of Our Common Stock in Articles of Incorporation

As required under our Blue Cross and Blue Shield Association license, our articles of incorporation contain certain limitations on the ownership of our common stock. Our articles of incorporation provide that no person may beneficially own shares of voting capital stock in excess of specified ownership limits, except with the prior approval of a majority of the “continuing directors.” The ownership limits, which may not be exceeded without the prior approval of the Blue Cross and Blue Shield Association, are the following:

•	for any institutional investor (as defined in our articles of incorporation), one share less than 10% of our outstanding voting securities;

•	for any non-institutional investor (as defined in our articles of incorporation), one share less than 5% of our outstanding voting securities; and

•	for any person, one share less than the number of shares of our common stock or other equity securities (or a combination thereof) representing a 20% ownership interest in us.

Any transfer of stock that would result in any person beneficially owning shares of capital stock in excess of any ownership limit will result in the intended transferee acquiring no rights in the shares exceeding such ownership limit (with certain exceptions) and the person’s excess shares will be deemed transferred to an escrow agent to be held until the shares are transferred to a person whose ownership of the shares will not violate the ownership limit.

Certain Other Provisions of Our Articles of Incorporation and By-Laws

Certain other provisions of our articles of incorporation and by-laws may delay or make more difficult unsolicited acquisitions or changes of control of us. These provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change in control of us, although these proposals, if made, might be considered desirable by a majority of our shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management without the concurrence of the board of directors. These provisions include:

•	the division of the board of directors into three classes serving staggered terms of office of three years;

•	provisions limiting the maximum number of directors to 19, and requiring that any increase in the number of directors then in effect must be approved by a majority of continuing directors;

•	permitting only the board of directors, the Chair of the Board, the Lead Director, the Chief Executive Officer or the President to call a special meeting of shareholders; and

•	requirements for advance notice for raising business or making nominations at shareholders’ meetings.

Our by-laws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although our by-laws do not give the board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our shareholders.

Certain Provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the Indiana Business Corporation Law (“IBCL”). Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult certain unsolicited acquisitions or changes of control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

Control Share Acquisitions. Under Chapter 42 of the IBCL, an acquiring person or group who acquires, directly or indirectly, ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding “control shares” in an “issuing public corporation” may not exercise voting rights on any control shares unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If the acquiring person has acquired control shares with a majority of the voting power and the control shares are accorded full voting rights by the disinterested shareholders, the disinterested shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL. We are an “issuing public corporation” as defined under Chapter 42.

Under Chapter 42, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more.

Chapter 42 does not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or bylaws, including a bylaw adopted by the corporation’s board of directors, provide that they do not apply. Our bylaws provide that we are not subject to Chapter 42.

Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of an Indiana corporation that has 100 or more shareholders to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria.

For purposes of Chapter 43, “interested shareholder” means any person, other than the corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation or (2) an affiliate or associate of the corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

Chapter 43 does not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our articles of incorporation do not exclude us from Chapter 43.

Mandatory Classified Board of Directors. Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a bylaw expressly electing not to be governed by this provision. Although our articles of incorporation and our bylaws provide for a classified board of directors, we adopted an amendment to our bylaws electing not to be subject to this mandatory requirement effective July 29, 2009.

Amendment and Repeal of By-Laws

Our by-laws provide that, in general, the board of directors may amend, rescind or change the by-laws by the affirmative vote of a majority of the entire number of directors.

Listing

Our common stock trades on the New York Stock Exchange under the symbol “ANTM.” Computershare Trust Company, N.A. is the registrar, transfer agent, conversion agent and dividend disbursing agent for the common stock.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among us, a preferred stock depositary and the holders from time to time of the depositary shares. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred stock depositary, we will cause such preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of shares of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the shares of preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.

From and after the date fixed for redemption, all dividends in respect of the shares of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the shares of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of shares of preferred stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of shares of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock or other shares of preferred stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts, or that would be materially and adversely inconsistent with the rights granted to the holders of the related shares of preferred stock, will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related shares of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (a) all outstanding depositary shares shall have been redeemed, (b) there shall have been a final distribution in respect of the related shares of preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such shares of preferred stock or (c) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred stock depositary with respect to the related shares of preferred stock.

Neither the preferred stock depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred stock depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of shares of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock or depositary shares representing shares of preferred stock. Warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF THE RIGHTS

We may issue rights to our stockholders for the purchase of our common stock, preferred stock or depositary shares. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the securityholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right will expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of our preferred or common stock at a future date or dates. The price per share of stock and the number of shares of stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as part of units, known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

•	senior debt securities or subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

which may or may not secure your obligations to purchase the stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Shares of our common stock may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any overallotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be undertaken by any underwriters and, if they are undertaken, may be discontinued at any time without notice.

We may sell the securities in exchange, in whole or part, for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and include services or products we may use in our business; outstanding debt or equity securities of our Company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our Company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Our common shares are listed on the New York Stock Exchange under the symbol “ANTM.” Any securities that we issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for the Company by Hogan Lovells US LLP and Faegre Baker Daniels LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement. With respect to certain legal matters relating to Indiana law, Hogan Lovells US LLP has relied upon the opinion of Faegre Baker Daniels LLP, counsel for the Company.

EXPERTS

The consolidated financial statements and schedule of Anthem appearing in Anthem’s annual report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Anthem’s internal control over financial reporting as of December 31, 2014 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ANTHEM, Inc.

23,500,000 Equity Units

(Initially Consisting of 23,500,000 Corporate Units)

PROSPECTUS SUPPLEMENT

May 6, 2015

Credit Suisse

BofA Merrill Lynch

Barclays

Citigroup

Deutsche Bank Securities

Goldman, Sachs & Co.

JPMorgan

Fifth Third Securities

Morgan Stanley

SunTrust Robinson Humphrey

UBS Investment Bank

US Bancorp

Wells Fargo Securities

Huntington Investment Company

Mizuho Securities

MUFG

PNC Capital Markets LLC

SMBC Nikko